As filed with the Securities and Exchange Commission on June 14, 2022

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CERBERUS CYBER SENTINEL CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	83-4210278
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

6900 E. Camelback Road, Suite 240
Scottsdale, Arizona 85251
(480) 389-3444
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

David G. Jemmett
Chief Executive Officer
Cerberus Cyber Sentinel Corporation
6900 E. Camelback Road, Suite 240
Scottsdale, Arizona 85251
(480) 389-3444
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Katherine A. Beck
Korey N. Cowan
Greenberg Traurig, LLP
2375 E. Camelback Road, Suite 800
Phoenix, Arizona 85016
(602) 445-8000

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, please check the following box. ☒

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, please check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATION OF THE FILING

This shelf registration statement will provide our company with the flexibility to issue and sell securities if and when deemed appropriate and in the best interest of our stockholders. We may or may not issue and sell any securities under this registration statement. Filing this registration statement merely gives us flexibility to issue registered securities if and when we deem doing so is appropriate and in the best interest of our stockholders, without any unnecessary delays. This registration statement helps us maintain an optimal state of readiness at all times.

This registration statement contains two prospectuses:

●	a base prospectus that covers the potential offering, issuance, and sale from time to time of our common stock, preferred stock, warrants, debt securities, and units in one or more offerings with a total value of up to $300,000,000; and

●	a sales agreement prospectus covering the potential offering, issuance, and sale from time to time of shares of our common stock having an aggregate gross sales price of up to $100,000,000 pursuant to a sales agreement with B. Riley Securities, Inc., Stifel, Nicolaus & Company, Incorporated and Boustead Securities, LLC.

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus. The sales agreement prospectus, which specifies the terms of our common stock to be sold under the sales agreement, immediately follows the base prospectus. The common stock that may be offered, issued, and sold under the sales agreement prospectus is included in the $300,000,000 of securities that may be offered, issued, and sold under the base prospectus. Upon termination of the sales agreement, any portion of the $100,000,000 included in the sales agreement prospectus that is not sold pursuant to the sales agreement will be available for sale in other offerings pursuant to the base prospectus.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 14, 2022

PROSPECTUS

$300,000,000

Cerberus Cyber Sentinel Corporation

Common Stock
Preferred Stock
Warrants
Debt Securities
Units

We may, from time to time, offer to sell to the public, in one or more offerings, any of the following securities:

●	shares of our common stock;

●	shares of our preferred stock;

●	warrants to purchase shares of our common stock, preferred stock, and/or debt securities;

●	debt securities consisting of debentures, notes, or other evidences of indebtedness; or

●	units consisting of any combination of the foregoing securities.

We may offer and sell any combination of the securities in amounts, at prices, and on terms that we will determine at the time of any particular offering, to or through one or more agents, dealers or underwriters, or directly to purchasers, including through subscription rights offerings, on a continuous or delayed basis. If agents, underwriters, or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement. In addition, selling security holders to be named in a prospectus supplement may offer and sell our securities from time to time in one or more transactions in amounts, at prices, and on terms that will be determined at the time of an offering.

This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update, or amend information contained in this document. You should read this prospectus and any applicable prospectus supplement before you invest.

Our common stock is listed on The Nasdaq Capital Market and trades under the symbol “CISO.”

Currently, we are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended, and are subject to reduced public company reporting requirements. Please read “Implications of Being an Emerging Growth Company.”

You should read carefully and consider the “Risk Factors” referenced on page 6 of this prospectus, as well as those contained in the applicable prospectus supplement and in the documents that are incorporated by reference herein or the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2022.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process for the delayed offering and sale of securities pursuant to Rule 415 under the Securities Act. Under the shelf process, we may, from time to time, sell any of the securities described in this prospectus in one or more offerings and selling security holders may offer such securities owned by them from time to time.

This prospectus provides you with a general description of the securities we may offer. Each time we or selling security holders sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update, or change information contained in this prospectus. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

We have not authorized anyone to provide you with any additional information. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference, and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations, and prospects may have changed materially since those dates.

As used in this prospectus, unless the context otherwise requires, the terms “we,” “us,” “our,” and “our company” mean, collectively, Cerberus Cyber Sentinel Corporation and its subsidiaries.

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PROSPECTUS SUMMARY

The following is a summary of selected information contained elsewhere or incorporated by reference in this prospectus. It does not contain all of the information that you should consider before investing in our securities. You should read this entire prospectus and the applicable prospectus supplement carefully, especially the section entitled “Risk Factors” contained herein and therein and the documents incorporated by reference herein and therein, as well as the consolidated financial statements and the notes to the consolidated financial statements incorporated in this prospectus by reference.

Our Business

We are a cybersecurity and compliance company comprised of highly trained and seasoned security professionals who work with clients to enhance or create a better cyber posture in their organization. Cybersecurity, also known as computer security or information technology security, is the protection of computer systems and networks from information disclosure, theft of or damage to their hardware, software, or electronic data, as well as from the disruption or misdirection of the services they provide. The cybersecurity industry has a supply and demand issue wherein there is more demand for cybersecurity services than there are expert and seasoned compliance and cybersecurity professionals available in the market. We seek to identify, attract, and retain highly skilled cyber and compliance teams and bring them together to provide holistic cyber services. We accomplish this through acquisitions, direct hiring, and incentivizing employees with stock options to help retain them. On an ongoing basis, we seek to identify cyber talent that is culturally aligned and that offers operating leverage through both existing customer revenue and relationships. We have invested in enterprise solutions and executive talent to integrate our different organizations into an ecosystem that works together to provide complete and holistic cybersecurity through cross pollination of solutions. The ecosystem is intended to provide additional revenue opportunities and drive overall recurring revenue.

We emphasize to clients the critical nature of having their work force create a continuously aware security culture. Once engaged, we strive to become the trusted advisors for customers’ cybersecurity and compliance needs by providing tailored security solutions based upon their organizational needs. We do not focus on selling cybersecurity products; we are product-agnostic so that we can provide solutions that fit the customer’s security needs, financial realities, and future strategy. Our approach is to evaluate the client’s organization holistically, identify compliance requirements, and help secure the infrastructure while helping to create a culture of security.

We provide a full range of cybersecurity consulting and related services, encompassing all three pillars of compliance, cybersecurity, and culture. Our services include secured managed services, compliance services, security operations center (“SOC”) services, virtual Chief Information Security Officer (“vCISO”) services, incident response, certified forensics, technical assessments, and cybersecurity training. We believe that culture is the foundation of every successful cybersecurity and compliance program. To deliver that outcome, we developed our unique offering of MCCP+ (“Managed Compliance & Cybersecurity Provider + Culture”), which is the only holistic solution that provides all three of these pillars under one roof from a dedicated team of subject matter experts. In contrast to the majority of cybersecurity firms that are focused on a specific technology or service, we seek to differentiate ourselves by remaining technology agnostic, focusing on accumulating highly sought-after topic experts. We continually seek to identify and acquire cybersecurity talent to expand our service scope and geographical coverage to provide the best possible service for our clients. We believe that bringing together a world-class team of technological experts with multi-faceted expertise in the critical aspects of cybersecurity is key to providing technology agnostic solutions to our clients in a business environment that has suffered from a chronic lack of highly skilled professionals, thereby setting us apart from competitors and in-house security teams. Our goal is to create a culture of security and to help quantify, define, and capture a return on investment from information technology and cybersecurity spending. Our brand rallies around the battle cry: “Cybersecurity is a Culture, not a Product.”

Offering this set of cybersecurity services allows us to capture more revenue with greater efficiency, facilitating greater profitability and stronger customer retention. The benefit to our customers is that they receive an efficient engagement from a single provider that covers a wide range of their needs. This means their challenges are addressed more thoroughly and problems are resolved more rapidly when compared to working with multiple vendors. This leads to the best possible outcome, which enables our customers to commit to us for the long term.

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We believe that our business model is differentiated from other companies in the industry in that our employees are not consultants; they are dedicated partners available on a recurring monthly contract. Due to the numerous challenges in hiring experienced cybersecurity and compliance professionals, assimilating our team of industry and subject matter experts into our clients’ teams is the ideal solution.

We are technology agnostic. Whereas, most cybersecurity firms are locked into working with a single technology, we seek to differentiate ourselves by remaining technology agnostic. This approach enables us to work with any business, no matter what systems or tools they use. For our customers, the benefit is equally valuable as they are able to choose the best tools and technology for their business needs without affecting their relationship with us.

We believe that building a world-class technology team with industry-specific and subject-matter expertise is the key to providing cutting-edge solutions to our clients. We will continue to identify and acquire cybersecurity talent to expand our scope of services and geographical footprint to fortify our capability to deliver excellence to our customers. Furthermore, our goal is to stay a step ahead of threat actors and regulatory obligations to keep our customers safe and compliant.

The Cybersecurity Challenge

As the world has become increasingly connected through the Internet and the Internet of Things (“IoT”), cyberattacks have prevailed and evolved, in different forms, causing uncontainable threats to the integrity and privacy of enterprise and personal data and resulted in significant economic losses globally. The McKinsey Global Institute has estimated that approximately 127 new IoT devices connect to the Internet every second. A report published by CyberSecurity Ventures stated that damages from global cybercrime is predicted to hit $10.5 trillion annually by 2025. Cybersecurity Ventures also expects that a business falls victim to a ransomware attack every 11 seconds in 2021, up from every 14 seconds in 2019. As a result, ransomware is one of the fastest growing types of cybercrime. Moreover, a Cybercrime Magazine survey reported that 68% of business leaders feel their cybersecurity risks are increasing. CyberSecurity Ventures has also predicted that worldwide global cybersecurity spending will exceed $1.75 trillion cumulatively from the fiscal years 2021 to 2025. Over an eight-year period tracked by CyberSecurity Ventures, the number of unfilled cybersecurity jobs grew by 350%, from one million positions in 2013 to 3.5 million in 2021.

In response to the increasing economic damage caused by heightened cybersecurity risks, regulatory bodies have pushed the implementation of new cybersecurity legislations, and cyber insurance companies have increased minimum cybersecurity requirements. We believe that we are well positioned in a fast-growing industry to provide businesses with a wide scope of cybersecurity services and with significant opportunities for growth.

Service Offering

We currently offer two major types of services to clients including security managed services and professional services.

Security Managed Services

Our security managed services deliver an end-to-end solution to cybersecurity and compliance needs based on the Cerberus Sentinel Process. We begin with a gap analysis of our customer’s existing cybersecurity and compliance practices. Next, we perform penetration testing, vulnerability scanning, and a best practices assessment. This culminates with a deliverable report outlining failures and risks and includes a remediation roadmap organized based on highest-value opportunities and critical necessities. This prioritized approach utilizes the maxi-min strategy to optimize our customers’ budgets, which we believe is something that comes from decades of experiential wisdom. Using this roadmap, our team performs remediation and change implementation throughout the customer’s business. This is followed by our culture program, which delivers cybersecurity and compliance awareness training, risk reporting, and periodic knowledge verification. We cover every area of our customer’s business and engage with every member of their team. This is our end-to-end holistic approach that leaves no stone unturned to ensure our customers are truly safe, secure, and compliant.

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We offer multiple services in the security managed services portfolio, including compliance services, secured managed services, SOC managed services, and vCISO services.

Professional Services

Our advisory services include a wide array of tailored solutions for organizations of all sizes. Our in-depth and uniquely acquired industry expertise allows us to act as a trusted advisor of our clients to help them lower their risk profile, minimize cost impact, and meet regulatory compliance demands. We specialize in incident response and forensics, technical assessments, training, cybersecurity road mapping, and gap and risk assessment.

Growth Strategy

Cybersecurity service and consulting firms operate on various forms of business models. We do not focus on selling products; we promote a cybersecurity culture. Our growth strategy focuses on external acquisition and internal scalability to drive that culture within our customers’ organizations. Therefore, our revenue streams mainly come from security managed service and professional service fees. As the cybersecurity market grows over the years, we continue to see an increasing number of players entering the market with different sets of qualifications. However, organizations facing cybersecurity issues also usually lack the expertise to identify the right service provider or do not have the capital resources to hire a qualified CISO. We believe that this is where our growth opportunity lies since the lack of expertise leads to information asymmetry, which causes additional noise in the cybersecurity marketplace and exposes organizations to greater risks if found issues are not mitigated with the right group of experts. Furthermore, the industry is in need of highly qualified technology professionals in the cybersecurity field. A limited pool of talent results in increasing compensation and cost to retain such talent, which in turn compromises companies’ bottom line profitability and then increases the need to work externally with a partner such as our company. According to a Cybersecurity Jobs Report released in 2017 by Herjavec Group, total unfilled cybersecurity positions will be approximately 3.5 million by 2021. We intend to capitalize on this gap as our growth opportunity.

Our external acquisition strategy targets engineer-owned cybersecurity firms in the top U.S. and international markets with existing revenue in the range of $2 million to $25 million and profit margin of at least 15% to 25%, although there could be opportunities beyond the larger end of this range. We expect each acquisition to be strategic and accretive, and we expect to obtain direct access to a pool of ready-to-deploy and seasoned cybersecurity talent and enhanced access to a larger client base geographically.

Our internal scalability strategy will focus on exploring and materializing synergies with the acquired targets. With strategic acquisitions, on the topline, we expect to provide a broadened service offering, which translates into more diverse revenue streams and a larger client base. We also anticipate that we will be able to broaden our geographical sales coverage and reduce client acquisition costs. We also intend to synergize best practices across the platform, which will enhance client experience and client loyalty. On the bottom line, we plan to centralize general and administrative support functions in one location, which will significantly improve net margin for all the service lines. This will allow our management to focus on sales initiatives and achieve internal operations scalability in a relatively short period of time. We estimate that with a typical acquisition, we will realize annual savings on centralized operations, generate additional revenue from upselling to existing clients, and add revenue from new clients. In the long term, we expect to become a pure-play cybersecurity consolidator in the United States.

You can find more information about us in our filings with the SEC referenced in the sections in this document titled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

Corporate Information

Our principal executive office is located at 6900 E. Camelback Road, Suite 240, Scottsdale, Arizona 85251, and our telephone number is (480) 389-3444. Our website address is www.cerberussentinel.com. Information contained on our website is not a part of this prospectus.

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Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” as the term is used in The Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and therefore, we may take advantage of certain exemptions from various public company reporting requirements, including:

●	a requirement to only have two years of audited financial statements and only two years of related selected financial data and management’s discussion and analysis;

●	exemption from the auditor attestation requirement on the effectiveness of our internal controls over financial reporting;

●	reduced disclosure obligations regarding executive compensation; and

●	exemptions from the requirements of holding a nonbinding advisory stockholder vote on executive compensation and any golden parachute payments.

We may take advantage of these provisions for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company if we have more than $1.07 billion in annual revenues, have more than $700.0 million in market value of our capital stock held by non-affiliates, or issue more than $1.07 billion of non-convertible debt over a three-year period. So long as we remain an emerging growth company, we may choose to take advantage of some, but not all, of the available benefits of the JOBS Act. In addition, the JOBS Act provides that an emerging growth company can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have elected to avail ourselves of this exemption from new or revised accounting standards and, therefore, we will not be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

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RISK FACTORS

Investing in our securities involves a high degree of risk. Before purchasing our securities, you should carefully consider the risk factors relating to our company that are incorporated by reference in this prospectus from our Annual Report on Form 10-K for the year ended December 31, 2021, as well as the risks, uncertainties, and additional information set forth in our SEC reports on Forms 10-K, 10-Q, and 8-K and in the other documents incorporated by reference in this prospectus. For a description of these reports and documents, and information about where you can find them, see “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.” Additional risks not presently known or that we presently consider to be immaterial could subsequently materially and adversely affect our financial condition, results of operations, business, and prospects.

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CAUTIONARY NOTE ABOUT FORWARD-LOOKING STATEMENTS

This prospectus, the documents incorporated by reference herein and therein, and other written and oral statements we make from time to time contain certain “forward-looking” statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). You can identify these forward-looking statements by the fact they use words such as “could,” “expect,” “anticipate,” “estimate,” “target,” “may,” “project,” “guidance,” “intend,” “plan,” “believe,” “will,” “potential,” “opportunity,” “future,” and other words and terms of similar meaning and expression in connection with any discussion of future operating or financial performance. You can also identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert, or change any of them, and could cause actual outcomes to differ materially from current expectations. These statements are likely to relate to, among other things, our business strategy, our research and development, our product development efforts, our ability to commercialize our product candidates, the activities of our licensees, our prospects for initiating partnerships or collaborations, the timing of the introduction of products, the effect of new accounting pronouncements, uncertainty regarding our future operating results and our profitability, anticipated sources of funds as well as our plans, objectives, expectations, and intentions.

We have included more detailed descriptions of these risks and uncertainties and other risks and uncertainties applicable to our business that we believe could cause actual results to differ materially from any forward-looking statement in the “Risk Factors” sections of this prospectus and the documents incorporated by reference herein including, but not limited to, the risk factors incorporated by reference from our filings with the SEC. We encourage you to read those descriptions carefully. Although we believe we have been prudent in our plans and assumptions, no assurance can be given that any goal or plan set forth in forward-looking statements can be achieved. We caution investors not to place significant reliance on forward-looking statements; such statements need to be evaluated in light of all the information contained and incorporated by reference in this prospectus. Furthermore, the statements speak only as of the date of each document, and we undertake no obligation to update or revise these statements.

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USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities from offerings under this prospectus for general corporate purposes unless the applicable prospectus supplement states otherwise. General corporate purposes may include working capital, capital expenditures, repayment and refinancing of debt, research and development expenditures, acquisitions of additional companies or technologies, and investments. We may temporarily invest the net proceeds in investment-grade, interest-bearing securities until they are used for their stated purpose. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, we will retain broad discretion over the allocation of net proceeds. We would not receive proceeds from sales by our security holders.

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SELLING SECURITY HOLDERS

Selling security holders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us, our securities in various private transactions. Such selling security holders may be parties to registration rights agreements with us, or we otherwise may have agreed or will agree to register their securities for sale. The initial purchasers of our securities, as well as their transferees, pledgees, donees, or successors, all of whom we refer to as “selling security holders,” may from time to time offer and sell the securities pursuant to this prospectus and any applicable prospectus supplement.

The applicable prospectus supplement will set forth the name of each selling security holder and the number of and type of securities beneficially owned by such selling security holder that are covered by such prospectus supplement. The applicable prospectus supplement will also disclose whether any of the selling security holders have held any position or office with, have been employed by, or otherwise have had a material relationship with us during the three years prior to the date of the prospectus supplement.

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DESCRIPTION OF SECURITIES

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we so indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We will also include in the prospectus supplement information, where applicable, about material U.S. federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

We may sell from time to time common stock, preferred stock, debt securities, warrants to purchase any such securities, or any combination of the foregoing.

In this prospectus, we refer to the common stock, preferred stock, debt securities, and warrants to be sold by us collectively as “securities.”

If we issue debt securities at a discount from their original stated principal amount, then we will use the issue price, and not the principal amount, of such debt securities for purposes of calculating the total dollar amount of all securities issued under this prospectus.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

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DESCRIPTION OF COMMON STOCK

We are authorized to issue up to 250,000,000 shares of common stock, par value $0.00001 per share, with 135,458,071 shares issued and outstanding as of March 31, 2022.

On June 14, 2022, our Board of Directors approved, and recommended that our stockholders approve, an amended and restated certificate of incorporation to, among other things, (i) increase our authorized shares of common stock from 250,000,000 to 300,000,000 and (ii) authorize the issuance of 50,000,000 shares of preferred stock, par value $0.00001 per share. On June 14, 2022, stockholders holding approximately 61.96% of our outstanding common stock executed a written consent in lieu of a special meeting of stockholders approving such amended and restated certificate of incorporation (the “Written Consent”). Pursuant to Rule 14c-2 of the Exchange Act, such amended and restated certificate of incorporation will not become effective until at least 20 calendar days following the date on which an information statement informing stockholders of the Written Consent is first mailed to our stockholders of record.

The following descriptions of our capital stock does not purport to be complete and is qualified in all respects by reference to our certificate of incorporation, as amended, our by-laws, and the Delaware General Corporation Law (“DGCL”).

General

Each share of our common stock has the same relative rights and is identical in all respects with each other share of common stock.

Voting Rights

Each stockholder is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. Our certificate of incorporation, as amended, does not provide for cumulative voting for the election of directors, which means that the holders of a majority of the shares voted can elect all of the directors then standing for election. The common stock is not entitled to preemptive rights and is not subject to conversion or redemption. Each outstanding share of common stock offered by this prospectus will, when issued, be fully paid and nonassessable.

Dividends

Holders of common stock are entitled to share ratably in any dividends declared by our Board of Directors, subject to any preferential dividend rights of any outstanding preferred stock. We have never declared or paid cash dividends on our common stock. We do not intend to pay cash dividends in the foreseeable future.

Preemptive Rights

Holders of common stock do not have any preemptive rights with respect to any shares that we may issue in the future. Thus, we may sell shares of our common stock without first offering them to the then holders of common stock.

Liquidation

In the event of any liquidation or dissolution of our company, whether voluntary or involuntary, the holders of our common stock would be entitled to receive pro rata, after payment of all our debts and liabilities, all of our assets available for distribution, subject to the rights of the holders of any preferred stock which may be issued with a priority in liquidation or dissolution over the holders of common stock.

Listing

Our common stock is listed on The Nasdaq Capital Market under the symbol “CISO.”

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Anti-Takeover Provisions

Statutory Business Combination Provision

Delaware has adopted a “business combination” statute (Section 203 of the DGCL) that may also have additional anti-takeover effects to provisions in our certificate of incorporation, as amended, and by-laws. Section 203 of the DGCL, which, subject to certain exceptions, prohibits a Delaware corporation from engaging in any “business combination” with an “interested stockholder” for a period of three years following the time that such stockholder became an interested stockholder, unless:

●	the board of directors of the corporation approves either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder, prior to the time the interested stockholder attained that status;

●	upon the closing of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding, for purposes of determining the number of shares outstanding, those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●	at or subsequent to such time, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

With certain exceptions, an “interested stockholder” is a person or group who or which owns 15% or more of the corporation’s outstanding voting stock (including any rights to acquire stock pursuant to an option, warrant, agreement, arrangement, or understanding, or upon the exercise of conversion or exchange rights, and stock with respect to which the person has voting rights only), or is an affiliate or associate of the corporation and was the owner of 15% or more of such voting stock at any time within the previous three years.

In general, Section 203 defines a business combination to include:

●	any merger or consolidation involving the corporation and the interested stockholder;

●	any sale, transfer, pledge, or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

●	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

●	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

●	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges, or other financial benefits provided by or through the corporation.

A Delaware corporation may “opt out” of this provision with an express provision in its original certificate of incorporation or an express provision in its amended and restated certificate of incorporation or bylaws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares. However, we have not “opted out” of this provision. Section 203 could prohibit or delay mergers or other takeover or change-in-control attempts and, accordingly, may discourage attempts to acquire our company.

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Size of the Board and Vacancies

Our by-laws provide that the exact number of directors is determined by resolution of the Board of Directors. Our Board of Directors has the right to fill any vacancies resulting from death, resignation, disqualification, or removal, as well as any newly created directorships arising from an increase in the size of the Board of Directors.

Amendment of Charter Provisions

The affirmative vote of the holders of at least a majority of the voting power of all then outstanding shares of our voting stock, voting together as a single class, is required to, among other things, amend, alter, change, or repeal certain provisions of our certificate of incorporation, as amended. Our by-laws may only be amended (or new by-laws adopted) by the Board of Directors or the affirmative vote of the holders of at least a majority of the voting power of all then outstanding shares of our voting stock represented in person or by proxy at the meeting at which the amendment is voted on.

Undesignated Preferred Stock

Following the filing of the amended and restated certificate of incorporation, we could issue preferred stock that could have other rights, including economic rights senior to our common stock, so that the issuance of the preferred stock could adversely affect the market value of our common stock. The issuance of the preferred stock may also have the effect of delaying, deferring, or preventing a change in control of our company without any action by the stockholders. The effects of issuing preferred stock could include one or more of the following:

●	restricting dividends on the common stock;

●	diluting the voting power of the common stock;

●	impairing the liquidation rights of the common stock; or

●	discouraging, delaying, or preventing changes in control or management of our company.

Transfer Agent

The transfer agent and registrar for our common stock is Securities Transfer Corporation. Its telephone number is (469) 633-0101.

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DESCRIPTION OF PREFERRED STOCK

This section describes the general terms and provisions of the preferred stock that we may offer by this prospectus. The prospectus supplement will describe the specific terms of the series of the preferred stock offered through that prospectus supplement. Those terms may differ from the terms discussed below. Any series of preferred stock that we issue will be governed by our certificate of incorporation, as amended, including the certificate of designations relating to such series of preferred stock, and our by-laws. In this section entitled “Description of Preferred Stock,” references to “we,” “us,” “our,” and “our company” refer only to Cerberus Cyber Sentinel Corporation and not to its consolidated subsidiaries.

We currently do not have any authorized shares of preferred stock. We may amend from time to time our certificate of incorporation, as amended, to increase the number of authorized shares of common stock or to authorize the issuance of preferred stock. Any such amendment would require the approval of the holders of a majority of our shares entitled to vote.

On June 14, 2022, our Board of Directors approved, and recommended that our stockholders approve, an amended and restated certificate of incorporation to, among other things, (i) increase our authorized shares of common stock from 250,000,000 to 300,000,000 and (ii) authorize the issuance of 50,000,000 shares of preferred stock, par value $0.00001 per share. On June 14, 2022, stockholders holding approximately 61.96% of our outstanding common stock executed a written consent in lieu of a special meeting of stockholders approving such amended and restated certificate of incorporation (the “Written Consent”). Pursuant to Rule 14c-2 of the Exchange Act, such amended and restated certificate of incorporation will not become effective until at least 20 calendar days following the date on which an information statement informing stockholders of the Written Consent is first mailed to our stockholders of record. We will not issue any shares of preferred stock until such time as the amended and restated certificate of incorporation is filed with the Secretary of State of the State of Delaware

The following descriptions of our capital stock does not purport to be complete and is qualified in all respects by reference to our certificate of incorporation, as amended, our by-laws, and the DGCL.

We will fix the rights, preferences, privileges, and restrictions of the preferred stock of each series in the certificate of designations relating to that series. We will incorporate by reference as an exhibit to the registration statement that includes this prospectus the form of any certificate of designations that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. This description will include the following, to the extent applicable:

●	the title and stated value;

●	the number of shares we are offering;

●	the liquidation preference per share;

●	the purchase price;

●	the dividend rate, period and payment date, and method of calculation for dividends, if any;

●	whether any dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

●	the provisions for a sinking fund, if any;

●	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

●	any listing of the preferred stock on any securities exchange or market;

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●	whether the preferred stock will be convertible into our common stock and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

●	whether the preferred stock will be exchangeable into debt securities and, if applicable, the exchange price, or how it will be calculated, and the exchange period;

●	voting rights, if any, of the preferred stock;

●	preemptive rights, if any;

●	restrictions on transfer, sale, or other assignment, if any;

●	whether interests in the preferred stock will be represented by depositary shares;

●	a discussion of any material or special U.S. federal income tax considerations applicable to the preferred stock;

●	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve, or wind up our affairs; any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve, or wind up our affairs; and

●	any other specific terms, preferences, rights, or limitations of, or restrictions on, the preferred stock.

When we issue shares of preferred stock under this prospectus, the shares, when issued in accordance with the terms of the applicable agreement, will be validly issued, fully paid, and non-assessable and will not have, or be subject to, any preemptive or similar rights.

Section 242 of DGCL provides that the holders of each class or series of stock will have the right to vote separately as a class on certain amendments to our certificate of incorporation, as amended, that would affect the class or series of preferred stock, as applicable. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

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DESCRIPTION OF WARRANTS

As of March 31, 2022, warrants to purchase approximately 144,200 shares of our common stock with a weighted average exercise price per share of $5.00 were outstanding.

We may issue warrants or other rights. We may issue these securities in such amounts or in as many distinct series as we wish. This section summarizes the terms of these securities that apply generally. We will describe the financial and other specific terms of any such series of securities in the prospectus supplement accompanying this prospectus. Those terms may vary from the terms described here.

When we refer to a series of securities in this section, we mean all securities issued as part of the same series under any applicable indenture, agreement, or other instrument. When we refer to the prospectus supplement, we mean the applicable prospectus supplement describing the specific terms of the security you purchase. The terms used in the prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

In this section entitled “Description of Warrants,” references to “we,” “us,” “our,” and “our company” refer only to Cerberus Cyber Sentinel Corporation and not to its consolidated subsidiaries. Also, in this section, references to “holders” mean those who own warrants or other rights registered in their own names, on the books that we or any applicable trustee or warrant or rights agent maintain for this purpose, and not those who own beneficial interests in warrants registered in street name or in warrants issued in book-entry form through one or more depositaries.

Warrants

The following description of warrants does not purport to be complete and is qualified in its entirety by reference to the description of a particular series of warrants contained in an applicable prospectus supplement. For information relating to our capital stock, see “Description of Capital Stock,” “Description of Common Stock,” and “Description of Preferred Stock.”

We may offer by means of this prospectus warrants for the purchase of our common stock or preferred stock. We may issue warrants separately or together with any other securities offered by means of this prospectus, and the warrants may be attached to or separate from such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent specified therein. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

Agreements

Unless otherwise provided in the applicable prospectus supplement, the following provisions will apply to any warrants we issue pursuant to this prospectus. Each series of warrants may be evidenced by certificates and may be issued under a separate indenture, agreement, or other instrument to be entered into between us and a bank that we select as agent with respect to such series. The agent, if any, will have its principal office in the United States and have a combined capital and surplus of at least $50,000,000. Warrants in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the securities represented by the global security. Those who own beneficial interests in a global security will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants.

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General Terms of Warrants

The prospectus supplement relating to a series of warrants will identify the name and address of the warrant agent, if any. The prospectus supplement will describe the following terms, where applicable, of the warrants in respect of which this prospectus is being delivered:

●	the title and issuer of the warrants;

●	the aggregate number of warrants;

●	the price or prices at which the warrants will be issued;

●	the currencies in which the price or prices of the warrants may be payable;

●	the designation, amount, and terms of the securities purchasable upon exercise of the warrants;

●	the designation and terms of the other securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of security;

●	if applicable, the date on and after which the warrants and any related securities will be separately transferable;

●	any securities exchange or quotation system on which the warrants or any securities deliverable upon exercise of such securities may be listed;

●	the price or prices at which and currency or currencies in which the securities purchasable upon exercise of the warrants may be purchased;

●	the date on which the right to exercise the warrants shall commence and the date on which such right shall expire;

●	the minimum or maximum amount of warrants that may be exercised at any one time;

●	whether the warrants will be issued in fully registered for or bearer form, in global or non-global form, or in any combination of these forms;

●	information with respect to book-entry procedures, if any;

●	a discussion of certain U.S. federal income tax considerations; and

●	any other material terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants

Unless otherwise provided in the applicable prospectus supplement, the following provisions will apply to any warrants we issue pursuant to this prospectus. If any warrant is exercisable for other securities or other property, the following provisions will apply. Each such warrant may be exercised at any time up to any expiration date and time mentioned in the prospectus supplement relating to those warrants. After the close of business on any applicable expiration date, unexercised warrants will become void.

Warrants may be exercised by delivery of the certificate representing the securities to be exercised, or in the case of global securities by delivery of an exercise notice for those warrants, together with certain information, and payment to any agent in immediately available funds, as provided in the prospectus supplement, of the required purchase amount, if any. Upon receipt of payment and the certificate or exercise notice properly executed at the office indicated in the prospectus supplement, we will, in the time period the relevant agreement provides, issue and deliver the securities or other property purchasable upon such exercise. If fewer than all of the warrants represented by such certificates are exercised, a new certificate will be issued for the remaining amount of warrants.

If mentioned in the prospectus supplement, securities may be surrendered as all or part of the exercise price for warrants.

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Antidilution Provisions

Unless otherwise provided in the applicable prospectus supplement, the following provisions will apply to any warrants we issue pursuant to this prospectus. In the case of warrants to purchase common stock, the exercise price payable and the number of shares of common stock purchasable upon warrant exercise may be adjusted in certain events, including:

●	the issuance of a stock dividend to common stockholders or a combination, subdivision, or reclassification of common stock;

●	the issuance of rights, warrants, or options to all common and preferred stockholders entitling them to purchase common stock for an aggregate consideration per share less than the current market price per share of common stock;

●	any distribution to our common stockholders of evidences of our indebtedness of assets, excluding cash dividends or distributions referred to above; and

●	any other events mentioned in the prospectus supplement.

The prospectus supplement will describe which, if any, of these provisions shall apply to a particular series of warrants. Unless otherwise specified in the applicable prospectus supplement, no adjustment in the number of shares purchasable upon warrant exercise will be required until cumulative adjustments require an adjustment of at least 1% of such number and no fractional shares will be issued upon warrant exercise, but we will pay the cash value of any fractional shares otherwise issuable.

Modification

Unless otherwise provided in the applicable prospectus supplement, the following provisions will apply to any warrants we issue pursuant to this prospectus. We and any agent for any series of warrants may amend any warrant or rights agreement and the terms of the related warrants by executing a supplemental agreement, without any such warrantholders’ consent, for the purpose of:

●	curing any ambiguity, any defective or inconsistent provision contained in the agreement, or making any other corrections to the agreement that are not inconsistent with the provisions of the warrant certificates;

●	evidencing the succession of another corporation to us and its assumption of our covenants contained in the agreement and the securities;

●	appointing a successor depository, if the securities are issued in the form of global securities;

●	evidencing a successor agent’s acceptance of appointment with respect to any securities;

●	adding to our covenants for the benefit of securityholders or surrendering any right or power we have under the agreement;

●	issuing warrants in definitive form, if such securities are initially issued in the form of global securities; or

●	amending the agreement and the warrants as we deem necessary or desirable and that will not adversely affect the interests of the applicable warrantholders in any material respect.

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We and any agent for any series of warrants may also amend any agreement and the related warrants by a supplemental agreement with the consent of the holders of a majority of the warrants of any series affected by such amendment, for the purpose of adding, modifying, or eliminating any of the agreement’s provisions or of modifying the rights of the holders of warrants. However, no such amendment that:

●	reduces the number or amount of securities receivable upon any exercise of any such security;

●	shortens the time period during which any such security may be exercised;

●	otherwise adversely affects the exercise rights of warrantholders in any material respect; or

●	reduces the number of securities the consent of holders of which is required for amending the agreement or the related warrants;

may be made without the consent of each holder affected by that amendment.

Consolidation, Merger, and Sale of Assets

Unless otherwise provided in the applicable prospectus supplement, the following provisions will apply to any warrants we issue pursuant to this prospectus. Any agreement with respect to warrants will provide that we are generally permitted to merge or consolidate with another corporation or other entity. Any such agreement will also provide that we are permitted to sell our assets substantially as an entirety to another corporation or other entity or to have another entity sell its assets substantially as an entirety to us. With regard to any series of warrants, however, we may not take any of these actions unless all of the following conditions are met:

●	if we are not the successor entity, the person formed by the consolidation or into or with which we merge or the person to which our properties and assets are conveyed, transferred, or leased must be an entity organized and existing under the laws of the United States, any state, or the District of Columbia and must expressly assume the performance of our covenants under any relevant indenture, agreement, or other instrument; and

●	we or that successor corporation must not immediately be in default under that agreement.

Enforcement by Holders of Warrants

Unless otherwise provided in the applicable prospectus supplement, the following provisions will apply to any warrants we issue pursuant to this prospectus. Any agent for any series of warrants will act solely as our agent under the relevant agreement and will not assume any obligation or relationship of agency or trust for any securityholder. A single bank or trust company may act as agent for more than one issue of securities. Any such agent will have no duty or responsibility in case we default in performing our obligations under the relevant agreement or warrant, including any duty or responsibility to initiate any legal proceedings or to make any demand upon us. Any securityholder may, without the agent’s consent or consent of any other securityholder, enforce by appropriate legal action its right to exercise any warrant exercisable for any property.

Replacement of Certificates

Unless otherwise provided in the applicable prospectus supplement, the following provisions will apply to any warrants we issue pursuant to this prospectus. We will replace any destroyed, lost, stolen, or mutilated warrant or rights certificate upon delivery to us and any applicable agent of satisfactory evidence of the ownership of that certificate and of its destruction, loss, theft or mutilation, and (in the case of mutilation) surrender of that certificate to us or any applicable agent, unless we have, or the agent has, received notice that the certificate has been acquired by a bona fide purchaser. That securityholder will also be required to provide indemnity satisfactory to us and the relevant agent before a replacement certificate will be issued.

Title

Unless otherwise provided in the applicable prospectus supplement, the following provisions will apply to any warrants we issue pursuant to this prospectus. We, any agents for any series of warrants, and any of their agents may treat the registered holder of any certificate as the absolute owner of the securities evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the warrants so requested, despite any notice to the contrary.

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DESCRIPTION OF DEBT SECURITIES

Any debt securities we may issue, offered by this prospectus and any accompanying prospectus supplement, will be issued under an indenture to be entered into between our company and the trustee identified in the applicable prospectus supplement. The terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the indenture. We have filed a copy of the form of indenture as an exhibit to the registration statement in which this prospectus is included. The indenture will be subject to and governed by the terms of the Trust Indenture Act of 1939.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will represent direct, unsecured obligations of our company and will rank equally with all of our other unsecured indebtedness.

The following statements relating to the debt securities and the indenture are summaries, qualified in their entirety to the detailed provisions of the indenture.

General

We may issue the debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we will file with the SEC.

The prospectus supplement will set forth, to the extent required, the following terms of the debt securities in respect of which the prospectus supplement is delivered:

●	the title of the series;

●	the aggregate principal amount;

●	the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;

●	any limit on the aggregate principal amount;

●	the date or dates on which principal is payable;

●	the interest rate or rates (which may be fixed or variable) or, if applicable, the method used to determine such rate or rates;

●	the date or dates from which interest, if any, will be payable and any regular record date for the interest payable;

●	the place or places where principal and, if applicable, premium and interest, is payable;

●	the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;

●	the denominations in which such debt securities may be issuable, if other than denominations of $1,000, or any integral multiple of that number;

●	whether the debt securities are to be issuable in the form of certificated debt securities (as described below) or global debt securities (as described below);

●	the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;

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●	the currency of denomination;

●	the designation of the currency, currencies, or currency units in which payment of principal and, if applicable, premium and interest, will be made;

●	if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denomination, the manner in which the exchange rate with respect to such payments will be determined;

●	if amounts of principal and, if applicable, premium and interest may be determined by reference to an index based on a currency or currencies, or by reference to a commodity, commodity index, stock exchange index, or financial index, then the manner in which such amounts will be determined;

●	the provisions, if any, relating to any collateral provided for such debt securities;

●	any addition to or change in the covenants and/or the acceleration provisions described in this prospectus or in the indenture;

●	any events of default, if not otherwise described below under “Events of Default”;

●	the terms and conditions, if any, for conversion into or exchange for shares of common stock or preferred stock;

●	any depositaries, interest rate calculation agents, exchange rate calculation agents, or other agents; and

●	the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to other indebtedness of our company.

We may issue discount debt securities that provide for an amount less than the stated principal amount to be due and payable upon acceleration of the maturity of such debt securities in accordance with the terms of the indenture. We may also issue debt securities in bearer form, with or without coupons. If we issue discount debt securities or debt securities in bearer form, we will describe material U.S. federal income tax considerations and other material special considerations which apply to these debt securities in the applicable prospectus supplement.

We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units. If we do, we will describe the restrictions, elections, and general tax considerations relating to the debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Exchange and/or Conversion Rights

We may issue debt securities that can be exchanged for or converted into shares of common stock or preferred stock. If we do, we will describe the terms of exchange or conversion in the prospectus supplement relating to these debt securities.

Transfer and Exchange

We may issue debt securities that will be represented by either:

●	“book-entry securities,” which means that there will be one or more global securities registered in the name of a depositary or a nominee of a depositary; or

●	“certificated securities,” which means that they will be represented by a certificate issued in definitive registered form.

We will specify in the prospectus supplement applicable to a particular offering whether the debt securities offered will be book-entry or certificated securities.

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Certificated Debt Securities

Those who hold certificated debt securities may transfer or exchange such debt securities at the trustee’s office or at the paying agent’s office or agency in accordance with the terms of the indenture. There will be no service charge for any transfer or exchange of certificated debt securities, but there may be a requirement to pay an amount sufficient to cover any tax or other governmental charge payable in connection with such transfer or exchange.

Those who hold certificated debt securities may effect the transfer of certificated debt securities and of the right to receive the principal of, premium, and/or interest, if any, on the certificated debt securities only by surrendering the certificate representing the certificated debt securities and having us or the trustee issue a new certificate to the new holder.

Global Securities

If we decide to issue debt securities in the form of one or more global securities, then we will register the global securities in the name of the depositary for the global securities or the nominee of the depositary, and the global securities will be delivered by the trustee to the depositary for credit to the accounts of the holders of beneficial interests in the debt securities.

The prospectus supplement will describe the specific terms of the depositary arrangement for debt securities of a series that are issued in global form. None of us, the trustee, any payment agent, or the security registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising, or reviewing any records relating to these beneficial ownership interests.

No Protection in the Event of Change of Control

The indenture does not have any covenants or other provisions providing for a put or increased interest or otherwise that would afford holders of debt securities additional protection in the event of a recapitalization transaction, a change of control of our company, or a highly leveraged transaction. If we offer any covenants or provisions of this type with respect to any debt securities covered by this prospectus, we will describe them in the applicable prospectus supplement.

Covenants

Unless otherwise indicated in this prospectus or a prospectus supplement, the debt securities will not have the benefit of any covenants that limit or restrict our business or operations, the pledging of our assets, or the incurrence by us of indebtedness. We will describe in the applicable prospectus supplement any material covenants in respect of a series of debt securities.

Consolidation, Merger, and Sale of Assets

We have agreed in the indenture that we will not consolidate with or merge into any other person, or convey, transfer, sell, or lease our properties and assets substantially as an entirety to any person, unless:

●	the person formed by the consolidation or into or with which we are merged or the person to which our properties and assets are conveyed, transferred, sold, or leased, is a corporation organized and existing under the laws of the United States, any state, or the District of Columbia, or a corporation or comparable legal entity organized under the laws of a foreign jurisdiction and, if we are not the surviving person, the surviving person has expressly assumed all of our obligations, including the payment of the principal of, and premium, if any, and interest on the debt securities and the performance of the other covenants under the indenture; and

●	immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, has occurred and is continuing under the indenture.

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Events of Default

Unless otherwise specified in the applicable prospectus supplement, the following events will be events of default under the indenture with respect to debt securities of any series:

●	we fail to pay any principal or premium, if any, when it becomes due;

●	we fail to pay any interest within 30 days after it becomes due;

●	we fail to comply with any other covenant in the debt securities or the indenture for 60 days after written notice specifying the failure from the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series; and

●	certain events involving bankruptcy, insolvency, or reorganization of our company or any of our significant subsidiaries.

The trustee may withhold notice to the holders of the debt securities of any series of any default, except in payment of principal of, or premium, if any, or interest on the debt securities of a series, if the trustee considers it to be in the best interest of the holders of the debt securities of that series to do so.

If an event of default (other than an event of default resulting from certain events of bankruptcy, insolvency, or reorganization) occurs, and is continuing, then the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of any series may accelerate the maturity of the debt securities. If this happens, the entire principal amount, plus the premium, if any, of all the outstanding debt securities of the affected series plus accrued interest to the date of acceleration will be immediately due and payable. At any time after the acceleration, but before a judgment or decree based on such acceleration is obtained by the trustee, the holders of a majority in aggregate principal amount of outstanding debt securities of such series may rescind and annul such acceleration if:

●	all events of default (other than nonpayment of accelerated principal, premium, or interest) have been cured or waived;

●	all lawful interest on overdue interest and overdue principal has been paid; and

●	the rescission would not conflict with any judgment or decree.

In addition, if the acceleration occurs at any time when we have outstanding indebtedness which is senior to the debt securities, the payment of the principal amount of outstanding debt securities may be subordinated in right of payment to the prior payment of any amounts due under the senior indebtedness, in which case the holders of debt securities will be entitled to payment under the terms prescribed in the instruments evidencing the senior indebtedness and the indenture.

If an event of default resulting from certain events of bankruptcy, insolvency, or reorganization occurs, the principal, premium, and interest amount with respect to all of the debt securities of any series will be due and payable immediately without any declaration or other act on the part of the trustee or the holders of the debt securities of that series.

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The holders of a majority in principal amount of the outstanding debt securities of a series will have the right to waive any existing default or compliance with any provision of the indenture or the debt securities of that series and to direct the time, method, and place of conducting any proceeding for any remedy available to the trustee, subject to certain limitations specified in the indenture.

No holder of any debt security of a series will have any right to institute any proceeding with respect to the indenture or for any remedy under the indenture, unless:

●	the holder gives to the trustee written notice of a continuing event of default;

●	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the affected series make a written request and offer reasonable indemnity to the trustee to institute a proceeding as trustee;

●	the trustee fails to institute a proceeding within 60 days after such request; and

●	the holders of a majority in aggregate principal amount of the outstanding debt securities of the affected series do not give the trustee a direction inconsistent with such request during such 60-day period.

These limitations do not, however, apply to a suit instituted for payment on debt securities of any series on or after the due dates expressed in the debt securities.

Modification and Waiver

From time to time, we and the trustee may, without the consent of holders of the debt securities of one or more series, amend the indenture or the debt securities of one or more series, or supplement the indenture, for certain specified purposes, including:

●	to provide that the surviving entity following a change of control of our company permitted under the indenture will assume all of our obligations under the indenture and debt securities;

●	to provide for certificated debt securities in addition to uncertificated debt securities;

●	to comply with any requirements of the SEC under the Trust Indenture Act of 1939;

●	to cure any ambiguity, defect, or inconsistency, or make any other change that does not materially and adversely affect the rights of any holder; and

●	to appoint a successor trustee under the indenture with respect to one or more series.

From time to time, we and the trustee may, with the consent of holders of at least a majority in principal amount of the outstanding debt securities, amend or supplement the indenture or the debt securities, or waive compliance in a particular instance by us with any provision of the indenture or the debt securities. We may not, however, without the consent of each holder affected by such action, modify or supplement the indenture or the debt securities, or waive compliance with any provision of the indenture or the debt securities in order to:

●	reduce the amount of debt securities whose holders must consent to an amendment, supplement, or waiver to the indenture or such debt security;

●	reduce the rate of or change the time for payment of interest;

●	reduce the principal of or change the stated maturity of the debt securities;

●	make any debt security payable in money other than that stated in the debt security;

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●	change the amount or time of any payment required, or reduce the premium payable upon any redemption, or change the time before which no such redemption may be made;

●	waive a default in the payment of the principal of, premium, if any, or interest on the debt securities or a redemption payment; or

●	take any other action otherwise prohibited by the indenture to be taken without the consent of each holder affected by the action.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

The indenture permits us, at any time, to elect to discharge our obligations with respect to one or more series of debt securities by following certain procedures described in the indenture. These procedures will allow us either:

●	to defease and be discharged from any and all of our obligations with respect to any debt securities except for the following obligations (which discharge is referred to as “legal defeasance”):

(1)	to register the transfer or exchange of such debt securities;

(2)	to replace temporary or mutilated, destroyed, lost, or stolen debt securities;

(3)	to compensate and indemnify the trustee; or

(4)	to maintain an office or agency in respect of the debt securities and to hold monies for payment in trust; or

●	to be released from our obligations with respect to the debt securities under certain covenants contained in the indenture, as well as any additional covenants which may be contained in the applicable supplemental indenture (which release is referred to as “covenant defeasance”).

In order to exercise either defeasance option, we must deposit with the trustee or other qualifying trustee, in trust for that purpose:

●	money;

●	U.S. Government Obligations (as described below) or Foreign Government Obligations (as described below), which through the scheduled payment of principal and interest in accordance with their terms will provide money; or

●	a combination of money and/or U.S. Government Obligations and/or Foreign Government Obligations sufficient in the written opinion of a nationally-recognized firm of independent accountants to provide money;

which in each case specified above, provides a sufficient amount to pay the principal of, premium, if any, and interest, if any, on the debt securities of the series, on the scheduled due dates, or on a selected date of redemption in accordance with the terms of the indenture.

In addition, defeasance may be effected only if, among other things:

●	in the case of either legal or covenant defeasance, we deliver to the trustee an opinion of counsel, as specified in the indenture, stating that as a result of the defeasance neither the trust nor the trustee will be required to register as an investment company under the Investment Company Act of 1940;

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●	in the case of legal defeasance, we deliver to the trustee an opinion of counsel stating that we have received from, or there has been published by, the Internal Revenue Service a ruling to the effect that, or there has been a change in any applicable federal income tax law with the effect that (and the opinion shall confirm that), the holders of outstanding debt securities will not recognize income, gain, or loss for U.S. federal income tax purposes solely as a result of such legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner, including as a result of prepayment, and at the same times as would have been the case if legal defeasance had not occurred;

●	in the case of covenant defeasance, we deliver to the trustee an opinion of counsel to the effect that the holders of the outstanding debt securities will not recognize income, gain, or loss for U.S. federal income tax purposes as a result of covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner, and at the same times as would have been the case if covenant defeasance had not occurred; and

●	certain other conditions described in the indenture are satisfied.

If we fail to comply with our remaining obligations under the indenture and applicable supplemental indenture after a covenant defeasance of the indenture and applicable supplemental indenture, and the debt securities are declared due and payable because of the occurrence of any undefeased event of default, the amount of money and/or U.S. Government Obligations and/or Foreign Government Obligations on deposit with the trustee could be insufficient to pay amounts due under the debt securities of the affected series at the time of acceleration. We will, however, remain liable in respect of these payments.

The term “U.S. Government Obligations” as used in the above discussion means securities that are direct obligations of or non-callable obligations guaranteed by the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

The term “Foreign Government Obligations” as used in the above discussion means, with respect to debt securities of any series that are denominated in a currency other than U.S. dollars (1) direct obligations of the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged or (2) obligations of a person controlled or supervised by or acting as an agent or instrumentality of such government the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by that government, which in either case under clauses (1) or (2), are not callable or redeemable at the option of the issuer.

Regarding the Trustee

We will identify the trustee with respect to any series of debt securities in the prospectus supplement relating to the applicable debt securities. You should note that if the trustee becomes a creditor of our company, the indenture and the Trust Indenture Act of 1939 limit the rights of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim, as security or otherwise. The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates. If, however, the trustee acquires any “conflicting interest” within the meaning of the Trust Indenture Act of 1939, it must eliminate such conflict or resign.

The holders of a majority in principal amount of the then outstanding debt securities of any series may direct the time, method, and place of conducting any proceeding for exercising any remedy available to the trustee. If an event of default occurs and is continuing, the trustee, in the exercise of its rights and powers, must use the degree of care and skill of a prudent person in the conduct of his or her own affairs. Subject to that provision, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they have offered to the trustee reasonable indemnity or security.

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DESCRIPTION OF UNITS

This section outlines some of the provisions of the units and the unit agreements that we may enter into. This information may not be complete in all respects and is qualified entirely by reference to the unit agreement with respect to the units of any particular series. The specific terms of any series of units will be described in the applicable prospectus supplement. If so described in a particular supplement, the specific terms of any series of units may differ from the general description of terms presented below.

In this section entitled “Description of Units,” references to “we,” “us,” “our,” and “our company” refer only to Cerberus Cyber Sentinel Corporation and not to its consolidated subsidiaries. Also, in this section, references to “holders” mean those who own units registered in their own names, on the books that we or our agent maintain for this purpose, and not those who own beneficial interests in units registered in street name or in units issued in book-entry form through one or more depositaries.

We may issue units comprised of one or more debt securities, shares of common stock, shares of preferred stock, and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement may describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions of the governing unit agreement that differ from those described below; and

●	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Common Stock,” “Description of Preferred Stock,” “Description of Warrants,” and “Description of Debt Securities” will apply to the securities included in each unit, to the extent relevant.

Issuance in Series

We may issue units in such amounts and in as many distinct series as we wish. This section summarizes terms of the units that apply generally to all series. Most of the financial and other specific terms of your series will be described in the applicable prospectus supplement.

Unit Agreements

Unless otherwise provided in the applicable prospectus supplement, the following provisions will apply to any units we issue pursuant to this prospectus. We will issue the units under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. We may add, replace, or terminate unit agents from time to time. We will identify the unit agreement under which each series of units will be issued and the unit agent under that agreement in the applicable prospectus supplement.

The following provisions will generally apply to all unit agreements unless otherwise stated in the applicable prospectus supplement.

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Enforcement of Rights

Unless otherwise provided in the applicable prospectus supplement, the following provisions will apply to any units we issue pursuant to this prospectus. The unit agent under a unit agreement will act solely as our agent in connection with the units issued under that agreement. The unit agent will not assume any obligation or relationship of agency or trust for or with any holders of those units or of the securities comprising those units. The unit agent will not be obligated to take any action on behalf of those holders to enforce or protect their rights under the units or the included securities.

Except as indicated in the next paragraph, a holder of a unit may, without the consent of the unit agent or any other holder, enforce its rights as holder under any security included in the unit, in accordance with the terms of that security and the indenture, warrant agreement, rights agreement or other instrument under which that security is issued. Those terms are described elsewhere in this prospectus under the sections relating to debt securities, preferred stock, common stock, or warrants, as relevant.

Notwithstanding the foregoing, a unit agreement may limit or otherwise affect the ability of a holder of units issued under that agreement to enforce its rights, including any right to bring a legal action, with respect to those units or any securities, other than debt securities, that are included in those units. Limitations of this kind will be described in the applicable prospectus supplement.

Modification without Consent of Holders

Unless otherwise provided in the applicable prospectus supplement, the following provisions will apply to any units we issue pursuant to this prospectus. We and the applicable unit agent may amend any unit or unit agreement without the consent of any holder:

●	to cure any ambiguity;

●	to correct or supplement any defective or inconsistent provision; or

●	to make any other change that we believe is necessary or desirable and will not adversely affect the interests of the affected holders in any material respect.

We do not need any approval to make changes that affect only units to be issued after the changes take effect. We may also make changes that do not adversely affect a particular unit in any material respect, even if they adversely affect other units in a material respect. In those cases, we do not need to obtain the approval of the holder of the unaffected unit; we need only obtain any required approvals from the holders of the affected units.

Modification with Consent of Holders

Unless otherwise provided in the applicable prospectus supplement, the following provisions will apply to any units we issue pursuant to this prospectus. We may not amend any particular unit or a unit agreement with respect to any particular unit unless we obtain the consent of the holder of that unit, if the amendment would:

●	impair any right of the holder to exercise or enforce any right under a security included in the unit if the terms of that security require the consent of the holder to any changes that would impair the exercise or enforcement of that right; or

●	reduce the percentage of outstanding units or any series or class the consent of whose holders is required to amend that series or class, or the applicable unit agreement with respect to that series or class, as described below.

Any other change to a particular unit agreement and the units issued under that agreement would require the following approval:

●	if the change affects only the units of a particular series issued under that agreement, the change must be approved by the holders of a majority of the outstanding units of that series; or

●	if the change affects the units of more than one series issued under that agreement, it must be approved by the holders of a majority of all outstanding units of all series affected by the change, with the units of all the affected series voting together as one class for this purpose.

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These provisions regarding changes with majority approval also apply to changes affecting any securities issued under a unit agreement, as the governing document.

In each case, the required approval must be given by written consent.

Unit Agreements Will Not Be Qualified Under Trust Indenture Act

No unit agreement will be qualified as an indenture, and no unit agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of units issued under unit agreements will not have the protections of the Trust Indenture Act with respect to their units.

Mergers and Similar Transactions Permitted; No Restrictive Covenants or Events of Default

Unless otherwise provided in the applicable prospectus supplement, the following provisions will apply to any units we issue pursuant to this prospectus. The unit agreements will not restrict our ability to merge or consolidate with, or sell our assets to, another corporation or other entity or to engage in any other transactions. If at any time we merge or consolidate with, or sell our assets substantially as an entirety to, another corporation or other entity, the successor entity will succeed to and assume our obligations under the unit agreements. We will then be relieved of any further obligation under these agreements.

The unit agreements will not include any restrictions on our ability to put liens on our assets, including our interests in our subsidiaries, nor will they restrict our ability to sell our assets. The unit agreements also will not provide for any events of default or remedies upon the occurrence of any events of default.

Governing Law

Unless otherwise provided in the applicable prospectus supplement, the following provisions will apply to any units we issue pursuant to this prospectus. The unit agreements and the units will be governed by New York law.

Form, Exchange, and Transfer

Unless otherwise provided in the applicable prospectus supplement, the following provisions will apply to any units we issue pursuant to this prospectus. We will issue each unit in global—that is, book-entry—form only. Units in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the units represented by the global security. Those who own beneficial interests in a unit will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants.

In addition, we will issue each unit in registered form, unless we say otherwise in the applicable prospectus supplement. Bearer securities would be subject to special provisions, as we describe below under “Securities Issued in Bearer Form.”

Each unit and all securities comprising the unit will be issued in the same form.

If we issue any units in registered, non-global form, the following will apply to them.

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The units will be issued in the denominations stated in the applicable prospectus supplement. Holders may exchange their units for units of smaller denominations or combined into fewer units of larger denominations, as long as the total amount is not changed.

●	Holders may exchange or transfer their units at the office of the unit agent. Holders may also replace lost, stolen, destroyed, or mutilated units at that office. We may appoint another entity to perform these functions or perform them ourselves.

●	Holders will not be required to pay a service charge to transfer or exchange their units, but they may be required to pay for any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may also require an indemnity before replacing any units.

●	If we have the right to redeem, accelerate, or settle any units before their maturity, and we exercise our right as to less than all those units or other securities, we may block the exchange or transfer of those units during the period beginning 15 days before the day we mail the notice of exercise and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any unit selected for early settlement, except that we will continue to permit transfers and exchanges of the unsettled portion of any unit being partially settled. We may also block the transfer or exchange of any unit in this manner if the unit includes securities that are or may be selected for early settlement.

Only the depositary will be entitled to transfer or exchange a unit in global form, since it will be the sole holder of the unit.

Payments and Notices

In making payments and giving notices with respect to our units, we will follow the procedures we plan to use with respect to our debt securities, where applicable.

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PLAN OF DISTRIBUTION

We and any selling security holders may sell the securities covered by this prospectus directly to purchasers or through underwriters, broker-dealers, or agents, who may receive compensation in the form of discounts, concessions, or commissions from us. These discounts, concessions, or commissions as to any particular underwriter, broker-dealer, or agent may be in excess of those customary in the types of transactions involved. In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders.

The securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions which may involve crosses or block transactions.

If underwriters are used in an offering of securities, such offered securities may be resold in one or more transactions:

●	on any national securities exchange or quotation service on which the common stock or the preferred stock may be listed or quoted at the time of sale, including, as of the date of this prospectus, the Nasdaq Capital Market in the case of the common stock;

●	in the over-the-counter market;

●	in transactions otherwise than on these exchanges or services or in the over-the-counter market; or

●	through the writing of options, whether the options are listed on an options exchange or otherwise.

Each prospectus supplement will state the terms of the offering, including, but not limited to:

●	the names of any underwriters, dealers, or agents;

●	the public offering or purchase price of the securities and the net proceeds that we will receive from the sale;

●	any underwriting discounts and commissions or other items constituting underwriters’ compensation;

●	any discounts, commissions, or fees allowed or paid to dealers or agents; and

●	any securities exchange on which the offered securities may be listed.

If we sell securities to underwriters, we will execute an underwriting agreement with them at the time of the sale and will name them in the applicable prospectus supplement. In connection with these sales, the underwriters may be deemed to have received compensation in the form of underwriting discounts and commissions. The underwriters also may receive commissions from purchasers of securities for whom they may act as agent. Unless we specify otherwise in the applicable prospectus supplement, the underwriters will not be obligated to purchase the securities unless the conditions set forth in the underwriting agreement are satisfied, and if the underwriters purchase any of the securities offered by such prospectus supplement, they will be required to purchase all of such offered securities. The underwriters may acquire the securities for their own account and may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or varying prices determined at the time of sale. The underwriters may sell the securities to or through dealers, and those dealers may receive discounts, concessions, or commissions from the underwriters as well as from the purchasers for whom they may act as agent.

We may designate agents who agree to use their reasonable efforts to solicit purchasers for the period of their appointment or to sell securities on a continuing basis. We may also sell securities directly to one or more purchasers without using underwriters or agents.

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Under agreements entered into with us, underwriters and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution for payments the underwriters or agents may be required to make. The underwriters, agents, and their affiliates may engage in financial or other business transactions with us and our subsidiaries in the ordinary course of business.

The aggregate proceeds to us from the sale of the securities will be the purchase price of the securities less discounts and commissions, if any.

In order to comply with the securities laws of certain states, if applicable, any securities covered by this prospectus must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions, or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

The applicable prospectus supplement may provide that the original issue date for your securities may be more than three scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the third business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than three scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

In order to comply with the securities laws of some states, if applicable, the shares of common stock offered by this prospectus must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

Transfer Agent

The transfer agent and registrar for our common stock is Securities Transfer Corporation. Its telephone number is (469) 633-0101.

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LEGAL MATTERS

The validity of the securities that may be offered hereby will be passed upon for us by Greenberg Traurig, LLP, Phoenix, Arizona. Additional legal matters may be passed upon for us or any underwriters, dealers, or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS

Our consolidated financial statements of December 31, 2021 and 2020, and for each of the years in the two-year period ended December 31, 2021, have been incorporated by reference herein and in the registration statement in reliance upon the reports of Semple, Marchal & Cooper, LLP, independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Exchange Act and file annual, quarterly, and special reports, proxy statements, and other information with the SEC. Our SEC filings are available to you on the SEC’s website at www.sec.gov. Documents we have filed with the SEC are also available on our website through the investors link at www.cerberussentinel.com. Information contained on our website does not constitute a part of this prospectus and is not incorporated by reference herein.

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INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus the information we file with the SEC. This helps us disclose certain important information to you by referring you to the documents we file. The information we incorporate by reference is an important part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. We incorporate by reference each of the documents listed below.

●	our Annual Report on Form 10-K for the year ended December 31, 2021; and

●	the description of our common stock contained in our registration statement on Form 8-A filed under the Exchange Act on January 13, 2022, including any amendment or reports filed for the purpose of updating such description (including as Exhibit 4.2 to our Annual Report on Form 10-K for the year ended December 31, 2021).

All filings by our company pursuant to the Exchange Act subsequent to the date hereof and prior to effectiveness of this registration statement are incorporated in this registration statement and deemed to be a part hereof from the date of filing of such documents or reports. In addition, all documents and reports filed by our company subsequent to the date hereof pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents or reports. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

We will provide each person to whom this prospectus is delivered a copy of all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. You may obtain copies of these filings, at no cost, through the “Investor” section of our website (www.cerberussentinel.com), and you may request copies of these filings, at no cost, by writing or telephoning us at:

Cerberus Cyber Sentinel Corporation
Attention: Secretary
6900 E. Camelback Road, Suite 240
Scottsdale, Arizona 85251
Telephone: (480) 389-3444

The information contained on our website is not a part of this prospectus.

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$300,000,000

Common Stock
Preferred Stock
Warrants
Debt Securities
Units

PROSPECTUS

                         , 2022

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The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 14, 2022

PROSPECTUS

$100,000,000

Cerberus Cyber Sentinel Corporation

Common Stock

We have entered into an At Market Issuance Sales Agreement (“ATM Sales Agreement”) with B. Riley Securities, Inc. (“B. Riley”), Stifel, Nicolaus & Company, Incorporated (“Stifel”) and Boustead Securities, LLC (“Boustead” and, together with B. Riley and Stifel, the “Sales Agents”) dated June 14, 2022, pursuant to which we may, from time to time, issue and sell the shares of our common stock covered by this prospectus from time to time through or to the Sales Agents, acting as our agents or principals.

An At-the-Market (“ATM”) program will allow us to raise capital by selling shares of our common stock in open market transactions at our discretion. Unlike in underwritten public offerings, sales under ATM programs are not marketed, they are made at prevailing market prices, and they are generally less dilutive to stockholders than marketed offerings that generate the same net proceeds because (i) they are typically less expensive to transact than marketed offerings and (ii) they can be executed without a discount to the prevailing market price of the stock that is typical in marketed offerings. Our Board of Directors has concluded that, at this time, it is in our best interest to have an ATM program available and to be used at our discretion for capital raising, since it enables us to determine the timing, quantity, and pricing of sales. Under the ATM Sales Agreement, we are not obligated to sell any shares, but we may issue and sell shares of our common stock having an aggregate gross sales price of up to $100,000,000 through the Sales Agents.

Our common stock trades on the Nasdaq Capital Market (“Nasdaq”) under the symbol “CISO.” The last reported sale price of our common stock on Nasdaq on June 6, 2022 was $9.00 per share.

Shares of our common stock covered by this prospectus may be sold by any method deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended (the “Securities Act”). When they receive a sale order from us, the Sales Agents have agreed to use commercially reasonable efforts consistent with normal trading and sales practices to execute the order on mutually agreed terms. There is no arrangement for funds to be received in any escrow, trust, or similar arrangement.

The compensation payable to the Sales Agents for sales of common stock sold pursuant to the ATM Sales Agreement will be an aggregate of 3.5% of the gross proceeds of the sales price of common stock sold. We anticipate no other commissions or material expenses for sales under the ATM Sales Agreement. The orders will be executed at price limits imposed by us. As a comparison, marketed offerings are typically executed at prices negotiated by the buyers in such offerings, with issuers incurring higher expenses, including financial advisory fees, discounts, and commissions that are generally substantially higher than those to be paid under the ATM Sales Agreement, often 6.0% of the gross proceeds or higher.

Even though this prospectus does not relate to a marketed offering of our common stock, in connection with the sale of common stock under the ATM Sales Agreement, the Sales Agents will each be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the Sales Agents will be deemed to be underwriting commissions or discounts. We have agreed to indemnify the Sales Agents against certain civil liabilities, including liabilities under the Securities Act. See the section titled “Plan of Distribution” on page 13 of this prospectus.

Currently, we are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended, and are subject to reduced public company reporting requirements. Please read “Implications of Being an Emerging Growth Company.”

You should read carefully and consider the “Risk Factors” referenced on page 7 of this prospectus and the risk factors described in other documents incorporated by reference herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

B. RILEY SECURITIES	STIFEL	BOUSTEAD SECURITIES, LLC

The date of this prospectus is             , 2022.

TABLE OF CONTENTS

PROSPECTUS

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process on June 14, 2022. Under the shelf registration process, we may offer shares of our common stock from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of offering. This prospectus and the documents incorporated herein by reference include important information about us, the shares being offered, and other information you should know before investing in our common stock.

You should rely only on this prospectus and the information incorporated or deemed to be incorporated by reference in this prospectus. We have not, and the Sales Agents have not, authorized anyone to provide you with information that is in addition to or different from that contained or incorporated by reference in this prospectus. We are not, and the Sales Agents are not, offering to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus is accurate as of any date other than as of the date of this prospectus or in the case of the documents incorporated by reference, the date of such documents regardless of the time of delivery of this prospectus or any sale of our common stock. Our business, financial condition, liquidity, results of operations, and prospects may have changed since those dates.

As used in this prospectus, unless the context otherwise requires, the terms “we,” “us,” “our,” and “our company” mean, collectively, Cerberus Cyber Sentinel Corporation and its subsidiaries.

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PROSPECTUS SUMMARY

The following is a summary of selected information contained elsewhere or incorporated by reference. It does not contain all of the information that you should consider before buying our securities. You should read this prospectus in its entirety, including the information incorporated by reference herein and therein.

Our Business

We are a cybersecurity and compliance company comprised of highly trained and seasoned security professionals who work with clients to enhance or create a better cyber posture in their organization. Cybersecurity, also known as computer security or information technology security, is the protection of computer systems and networks from information disclosure, theft of or damage to their hardware, software, or electronic data, as well as from the disruption or misdirection of the services they provide. The cybersecurity industry has a supply and demand issue wherein there is more demand for cybersecurity services than there are expert and seasoned compliance and cybersecurity professionals available in the market. We seek to identify, attract, and retain highly skilled cyber and compliance teams and bring them together to provide holistic cyber services. We accomplish this through acquisitions, direct hiring, and incentivizing employees with stock options to help retain them. On an ongoing basis, we seek to identify cyber talent that is culturally aligned and that offers operating leverage through both existing customer revenue and relationships. We have invested in enterprise solutions and executive talent to integrate our different organizations into an ecosystem that works together to provide complete and holistic cybersecurity through cross pollination of solutions. The ecosystem is intended to provide additional revenue opportunities and drive overall recurring revenue.

We emphasize to clients the critical nature of having their work force create a continuously aware security culture. Once engaged, we strive to become the trusted advisors for customers’ cybersecurity and compliance needs by providing tailored security solutions based upon their organizational needs. We do not focus on selling cybersecurity products; we are product-agnostic so that we can provide solutions that fit the customer’s security needs, financial realities, and future strategy. Our approach is to evaluate the client’s organization holistically, identify compliance requirements, and help secure the infrastructure while helping to create a culture of security.

We provide a full range of cybersecurity consulting and related services, encompassing all three pillars of compliance, cybersecurity, and culture. Our services include secured managed services, compliance services, security operations center (“SOC”) services, virtual Chief Information Security Officer (“vCISO”) services, incident response, certified forensics, technical assessments, and cybersecurity training. We believe that culture is the foundation of every successful cybersecurity and compliance program. To deliver that outcome, we developed our unique offering of MCCP+ (“Managed Compliance & Cybersecurity Provider + Culture”), which is the only holistic solution that provides all three of these pillars under one roof from a dedicated team of subject matter experts. In contrast to the majority of cybersecurity firms that are focused on a specific technology or service, we seek to differentiate ourselves by remaining technology agnostic, focusing on accumulating highly sought-after topic experts. We continually seek to identify and acquire cybersecurity talent to expand our service scope and geographical coverage to provide the best possible service for our clients. We believe that bringing together a world-class team of technological experts with multi-faceted expertise in the critical aspects of cybersecurity is key to providing technology agnostic solutions to our clients in a business environment that has suffered from a chronic lack of highly skilled professionals, thereby setting us apart from competitors and in-house security teams. Our goal is to create a culture of security and to help quantify, define, and capture a return on investment from information technology and cybersecurity spending. Our brand rallies around the battle cry: “Cybersecurity is a Culture, not a Product.”

Offering this set of cybersecurity services allows us to capture more revenue with greater efficiency, facilitating greater profitability and stronger customer retention. The benefit to our customers is that they receive an efficient engagement from a single provider that covers a wide range of their needs. This means their challenges are addressed more thoroughly and problems are resolved more rapidly when compared to working with multiple vendors. This leads to the best possible outcome, which enables our customers to commit to us for the long term.

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We believe that our business model is differentiated from other companies in the industry in that our employees are not consultants; they are dedicated partners available on a recurring monthly contract. Due to the numerous challenges in hiring experienced cybersecurity and compliance professionals, assimilating our team of industry and subject matter experts into our clients’ teams is the ideal solution.

We are technology agnostic. Whereas, most cybersecurity firms are locked into working with a single technology, we seek to differentiate ourselves by remaining technology agnostic. This approach enables us to work with any business, no matter what systems or tools they use. For our customers, the benefit is equally valuable as they are able to choose the best tools and technology for their business needs without affecting their relationship with us.

We believe that building a world-class technology team with industry-specific and subject-matter expertise is the key to providing cutting-edge solutions to our clients. We will continue to identify and acquire cybersecurity talent to expand our scope of services and geographical footprint to fortify our capability to deliver excellence to our customers. Furthermore, our goal is to stay a step ahead of threat actors and regulatory obligations to keep our customers safe and compliant.

The Cybersecurity Challenge

As the world has become increasingly connected through the Internet and the Internet of Things (“IoT”), cyberattacks have prevailed and evolved, in different forms, causing uncontainable threats to the integrity and privacy of enterprise and personal data and resulted in significant economic losses globally. The McKinsey Global Institute has estimated that approximately 127 new IoT devices connect to the Internet every second. A report published by CyberSecurity Ventures stated that damages from global cybercrime is predicted to hit $10.5 trillion annually by 2025. Cybersecurity Ventures also expects that a business falls victim to a ransomware attack every 11 seconds in 2021, up from every 14 seconds in 2019. As a result, ransomware is one of the fastest growing types of cybercrime. Moreover, a Cybercrime Magazine survey reported that 68% of business leaders feel their cybersecurity risks are increasing. CyberSecurity Ventures has also predicted that worldwide global cybersecurity spending will exceed $1.75 trillion cumulatively from the fiscal years 2021 to 2025. Over an eight-year period tracked by CyberSecurity Ventures, the number of unfilled cybersecurity jobs grew by 350%, from one million positions in 2013 to 3.5 million in 2021.

In response to the increasing economic damage caused by heightened cybersecurity risks, regulatory bodies have pushed the implementation of new cybersecurity legislations, and cyber insurance companies have increased minimum cybersecurity requirements. We believe that we are well positioned in a fast-growing industry to provide businesses with a wide scope of cybersecurity services and with significant opportunities for growth.

Service Offering

We currently offer two major types of services to clients including security managed services and professional services.

Security Managed Services

Our security managed services deliver an end-to-end solution to cybersecurity and compliance needs based on the Cerberus Sentinel Process. We begin with a gap analysis of our customer’s existing cybersecurity and compliance practices. Next, we perform penetration testing, vulnerability scanning, and a best practices assessment. This culminates with a deliverable report outlining failures and risks and includes a remediation roadmap organized based on highest-value opportunities and critical necessities. This prioritized approach utilizes the maxi-min strategy to optimize our customers’ budgets, which we believe is something that comes from decades of experiential wisdom. Using this roadmap, our team performs remediation and change implementation throughout the customer’s business. This is followed by our culture program, which delivers cybersecurity and compliance awareness training, risk reporting, and periodic knowledge verification. We cover every area of our customer’s business and engage with every member of their team. This is our end-to-end holistic approach that leaves no stone unturned to ensure our customers are truly safe, secure, and compliant.

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We offer multiple services in the security managed services portfolio, including compliance services, secured managed services, SOC managed services, and vCISO services.

Professional Services

Our advisory services include a wide array of tailored solutions for organizations of all sizes. Our in-depth and uniquely acquired industry expertise allows us to act as a trusted advisor of our clients to help them lower their risk profile, minimize cost impact, and meet regulatory compliance demands. We specialize in incident response and forensics, technical assessments, training, cybersecurity road mapping, and gap and risk assessment.

Growth Strategy

Cybersecurity service and consulting firms operate on various forms of business models. We do not focus on selling products; we promote a cybersecurity culture. Our growth strategy focuses on external acquisition and internal scalability to drive that culture within our customers’ organizations. Therefore, our revenue streams mainly come from security managed service and professional service fees. As the cybersecurity market grows over the years, we continue to see an increasing number of players entering the market with different sets of qualifications. However, organizations facing cybersecurity issues also usually lack the expertise to identify the right service provider or do not have the capital resources to hire a qualified CISO. We believe that this is where our growth opportunity lies since the lack of expertise leads to information asymmetry, which causes additional noise in the cybersecurity marketplace and exposes organizations to greater risks if found issues are not mitigated with the right group of experts. Furthermore, the industry is in need of highly qualified technology professionals in the cybersecurity field. A limited pool of talent results in increasing compensation and cost to retain such talent, which in turn compromises companies’ bottom line profitability and then increases the need to work externally with a partner such as our company. According to a Cybersecurity Jobs Report released in 2017 by Herjavec Group, total unfilled cybersecurity positions will be approximately 3.5 million by 2021. We intend to capitalize on this gap as our growth opportunity.

Our external acquisition strategy targets engineer-owned cybersecurity firms in the top U.S. and international markets with existing revenue in the range of $2 million to $25 million and profit margin of at least 15% to 25%, although there could be opportunities beyond the larger end of this range. We expect each acquisition to be strategic and accretive, and we expect to obtain direct access to a pool of ready-to-deploy and seasoned cybersecurity talent and enhanced access to a larger client base geographically.

Our internal scalability strategy will focus on exploring and materializing synergies with the acquired targets. With strategic acquisitions, on the topline, we expect to provide a broadened service offering, which translates into more diverse revenue streams and a larger client base. We also anticipate that we will be able to broaden our geographical sales coverage and reduce client acquisition costs. We also intend to synergize best practices across the platform, which will enhance client experience and client loyalty. On the bottom line, we plan to centralize general and administrative support functions in one location, which will significantly improve net margin for all the service lines. This will allow our management to focus on sales initiatives and achieve internal operations scalability in a relatively short period of time. We estimate that with a typical acquisition, we will realize annual savings on centralized operations, generate additional revenue from upselling to existing clients, and add revenue from new clients. In the long term, we expect to become a pure-play cybersecurity consolidator in the United States.

You can find more information about us in our filings with the SEC referenced in the sections in this document titled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

Corporate Information

Our principal executive office is located at 6900 E. Camelback Road, Suite 240, Scottsdale, Arizona 85251, and our telephone number is (480) 389-3444. Our website address is www.cerberussentinel.com. Information contained on our website is not a part of this prospectus.

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Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” as the term is used in The Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and therefore, we may take advantage of certain exemptions from various public company reporting requirements, including:

●	a requirement to only have two years of audited financial statements and only two years of related selected financial data and management’s discussion and analysis;

●	exemption from the auditor attestation requirement on the effectiveness of our internal controls over financial reporting;

●	reduced disclosure obligations regarding executive compensation; and

●	exemptions from the requirements of holding a nonbinding advisory stockholder vote on executive compensation and any golden parachute payments.

We may take advantage of these provisions for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company if we have more than $1.07 billion in annual revenues, have more than $700.0 million in market value of our capital stock held by non-affiliates, or issue more than $1.07 billion of non-convertible debt over a three-year period. So long as we remain an emerging growth company, we may choose to take advantage of some, but not all, of the available benefits of the JOBS Act. In addition, the JOBS Act provides that an emerging growth company can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have elected to avail ourselves of this exemption from new or revised accounting standards and, therefore, we will not be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

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THE OFFERING

The following summary contains basic information about our common stock and the offering and is not intended to be complete. It does not contain all the information that may be important to you. For a more complete understanding of our common stock, you should read the section entitled “Description of Common Stock.”

Common stock offered by us	Shares of common stock having an aggregate gross sales price of up to $100,000,000

Common stock outstanding after this offering	Up to 146,569,182 shares, assuming sales of 11,111,111 shares of our common stock in this offering at an offering price of $9.00 per share, which was the last reported sale price of our common stock on Nasdaq on June 6, 2022. The actual number of shares issued will vary depending on how many shares we choose to sell and the sales price under this offering.

Plan of Distribution	“At the market offering” that may be made from time to time for our common stock in the United States through the Sales Agents, acting as sales agents or principals. See the section entitled “Plan of Distribution” below.

Use of Proceeds	We intend to use the net proceeds from this offering for general corporate purposes, which may include working capital, capital expenditures, repayment and refinancing of debt, research and development expenditures, acquisitions of additional companies or technologies, and investments. We may temporarily invest the net proceeds in investment-grade, interest-bearing securities until they are used for their stated purpose. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, we will retain broad discretion over the allocation of net proceeds.

Risk factors	Your investment in shares of our common stock involves substantial risks. You should consider the “Risk Factors” included and incorporated by reference in this prospectus, including the risk factors incorporated by reference from our filings with the SEC.

Nasdaq symbol	CISO

The number of shares of our common stock to be outstanding after this offering is based on approximately 135,458,071 shares of our common stock outstanding as of March 31, 2022 and does not include:

●	144,200 shares issuable upon the exercise of outstanding warrants with a weighted-average exercise price of $5.00 per share; and

●	34,820,131 shares issuable upon the exercise of outstanding stock options with a weighted-average exercise price of $2.21 per share.

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RISK FACTORS

Before purchasing any of the securities you should carefully consider the risk factors relating to our company described below and incorporated by reference in this prospectus from our Annual Report on Form 10-K for the year ended December 31, 2021, as well as the risks, uncertainties, and additional information set forth in our reports on Forms 10-K, 10-Q, and 8-K filed with the SEC, and in the other documents incorporated by reference in this prospectus. For a description of these reports and documents, and information about where you can find them, see “Where You Can Find More Information” and “Incorporation of Certain Documents By Reference.” Additional risks not presently known or that we presently consider to be immaterial could subsequently materially and adversely affect our financial condition, results of operations, business, and prospects.

Additional Risks Relating to this Offering

We may allocate the net proceeds from this offering in ways that you and other stockholders may not approve.

We currently intend to use the net proceeds of this offering, if any, for general corporate purposes, which may include working capital, capital expenditures, repayment and refinancing of debt, research and development expenditures, acquisitions of additional companies or technologies, and investments. This expected use of the net proceeds from this offering represents our intentions based upon our current plans and business conditions. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors. Because of the number and variability of factors that will determine our use of the proceeds from this offering, their ultimate use may vary substantially from their currently intended use. As a result, we will retain broad discretion over the allocation of the net proceeds from this offering and could spend the proceeds in ways that do not necessarily improve our operating results or enhance the value of our common stock. See “Use of Proceeds.”

If you purchase our common stock in this offering, you will incur immediate and substantial dilution in the book value of your shares.

The public offering price of our common stock is substantially higher than the net tangible book value per share of our common stock. Therefore, if you purchase shares of our common stock in this offering, you will pay a price per share that substantially exceeds our net tangible book value per share after this offering. Assuming the sale of shares of our common stock in this offering in the aggregate amount of $100,000,000, based on the assumed public offering price of $9.00 per share, which was the last reported sale price of our common stock on Nasdaq on June 6, 2022, and net tangible book value per share of our common stock of $0.01 as of March 31, 2022, if you purchase shares in this offering, you will suffer immediate and substantial dilution of $8.33 per share in the net tangible book value of common stock purchased. To the extent shares are issued under outstanding options or warrants, you will incur further dilution. See “Dilution” for a more detailed description of the dilution to new investors in the offering.

The sale of our common stock in this offering and any future sales of our common stock may depress our stock price and our ability to raise funds in new stock offerings.

We may issue common stock from time to time in connection with this offering. This issuance from time to time of these new shares of our common stock, or our ability to issue these shares of common stock in this offering, could result in resales of our common stock by our current stockholders concerned about the potential dilution of their holdings. In addition, sales of our common stock in the public market following this offering could lower the market price of our common stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable, or at all. We cannot predict the number of these shares that might be resold or the effect that future sales of our shares of common stock would have on the market price of our shares of common stock.

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We plan to sell shares of our common stock in “at the market offerings” and investors who buy shares of our common stock at different times will likely pay different prices.

Investors who purchase shares of our common stock in this offering at different times will likely pay different prices and may experience different outcomes in their investment results. We will have discretion, subject to the effect of market conditions, to vary the timing, prices, and numbers of shares sold in this offering. Investors may experience a decline in the value of their shares of our common stock. The trading price of our common stock has been volatile and subject to wide fluctuations. Many factors could have an impact on the market price of our common stock, including the factors described above and in the accompanying prospectus and those incorporated by reference herein and therein.

We cannot predict the actual number of shares of our common stock that we will sell under the ATM Sales Agreement, or the gross proceeds resulting from those sales.

Subject to certain limitations in the ATM Sales Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to the Sales Agents at any time throughout the term of the ATM Sales Agreement. The number of shares of our common stock that are sold through the Sales Agents will fluctuate based on a number of factors, including the market price of our common stock during the sales period, the limits we set with the Sales Agents in any applicable placement notice, and the demand for our common stock during the sales period. Because the price per share of each share sold will fluctuate during the sales period, it is not possible to predict the number of shares that will be sold or the gross proceeds we will raise in connection with those sales.

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CAUTIONARY NOTE ABOUT FORWARD-LOOKING STATEMENTS

This prospectus, the documents incorporated by reference herein and therein, and other written and oral statements we make from time to time contain certain “forward-looking” statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). You can identify these forward-looking statements by the fact they use words such as “could,” “would,” “should,” “expect,” “anticipate,” “estimate,” “target,” “may,” “project,” “guidance,” “intend,” “plan,” “believe,” “will,” “potential,” “opportunity,” “future,” and other words and terms of similar meaning and expression in connection with any discussion of future operating or financial performance. You can also identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert, or change any of them, and could cause actual outcomes to differ materially from current expectations. These statements are likely to relate to, among other things, our business strategy, our research and development, our product development efforts, our ability to commercialize our product candidates, the activities of our licensees, our prospects for initiating partnerships or collaborations, the timing of the introduction of products, the effect of new accounting pronouncements, uncertainty regarding our future operating results and our profitability, anticipated sources of funds as well as our plans, objectives, expectations, and intentions.

We have included more detailed descriptions of these risks and uncertainties and other risks and uncertainties applicable to our business that we believe could cause actual results to differ materially from any forward-looking statement in the “Risk Factors” sections of this prospectus and the documents incorporated by reference herein including, but not limited to, the risk factors incorporated by reference from our filings with the SEC. We encourage you to read those descriptions carefully. Although we believe we have been prudent in our plans and assumptions, no assurance can be given that any goal or plan set forth in forward-looking statements can be achieved. We caution investors not to place significant reliance on forward-looking statements; such statements need to be evaluated in light of all the information contained and incorporated by reference in this prospectus. Furthermore, the statements speak only as of the date of each document, and we undertake no obligation to update or revise these statements.

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USE OF PROCEEDS

We intend to use the net proceeds from this offering for general corporate purposes, which may include working capital, capital expenditures, repayment and refinancing of debt, research and development expenditures, acquisitions of additional companies or technologies, and investments. We may temporarily invest the net proceeds in investment-grade, interest-bearing securities until they are used for their stated purpose. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, we will retain broad discretion over the allocation of net proceeds.

DILUTION

If you invest in our common stock, your ownership interest will be diluted to the extent of the difference between the public offering price per share and the as-adjusted net tangible book value per share after this offering. We calculate net tangible book value per share by dividing the net tangible book value, which is tangible assets less total liabilities, by the number of outstanding shares of our common stock.

Our net tangible book value as of March 31, 2022 was approximately $1,160,000, or $0.01 per share of common stock. After giving effect to the sale of our common stock in the aggregate amount of $100.0 million at an assumed offering price of $9.00 per share, the last reported sale price of our common stock on Nasdaq as of June 6, 2022, and after deducting estimated offering commissions and expenses payable by us, our net tangible book value as of March 31, 2022 would have been approximately $98 million, or $0.67 per share of common stock. This represents an immediate increase in the net tangible book value of $0.66 per share to our existing stockholders and an immediate and substantial dilution in net tangible book value of $8.33 per share to new investors. The following table illustrates this per share dilution:

Assumed offering price per share		$9.00
Net tangible book value per share as of March 31, 2022	$0.01
Increase in net tangible book value per share attributable to this offering	0.66
As adjusted net tangible book value per share after giving effect to this offering		0.67
Dilution per share to new investors participating in this offering		$8.33

The above discussion and table are based on approximately 135,458,071 shares of our common stock outstanding as of March 31, 2022 and does not include:

●	144,200 shares issuable upon the exercise of outstanding warrants with a weighted-average exercise price of $5.00 per share; and

●	34,820,131 shares issuable upon the exercise of outstanding stock options with a weighted-average exercise price of $2.21 per share.

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DESCRIPTION OF COMMON STOCK

General

Each share of our common stock has the same relative rights and is identical in all respects with each other share of common stock.

Voting Rights

Each stockholder is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. Our certificate of incorporation, as amended, does not provide for cumulative voting for the election of directors, which means that the holders of a majority of the shares voted can elect all of the directors then standing for election. The common stock is not entitled to preemptive rights and is not subject to conversion or redemption. Each outstanding share of common stock offered by this prospectus will, when issued, be fully paid and nonassessable.

Dividends

Holders of common stock are entitled to share ratably in any dividends declared by our Board of Directors, subject to any preferential dividend rights of any outstanding preferred stock. We have never declared or paid cash dividends on our common stock. We do not intend to pay cash dividends in the foreseeable future.

Preemptive Rights

Holders of common stock do not have any preemptive rights with respect to any shares that we may issue in the future. Thus, we may sell shares of our common stock without first offering them to the then holders of common stock.

Liquidation

In the event of any liquidation or dissolution of our company, whether voluntary or involuntary, the holders of our common stock would be entitled to receive pro rata, after payment of all our debts and liabilities, all of our assets available for distribution, subject to the rights of the holders of any preferred stock which may be issued with a priority in liquidation or dissolution over the holders of common stock.

Listing

Our common stock is listed on The Nasdaq Capital Market under the symbol “CISO.”

Anti-Takeover Provisions

Statutory Business Combination Provision

Delaware has adopted a “business combination” statute (Section 203 of the DGCL) that may also have additional anti-takeover effects to provisions in our certificate of incorporation, as amended, and by-laws. Section 203 of the DGCL, which, subject to certain exceptions, prohibits a Delaware corporation from engaging in any “business combination” with an “interested stockholder” for a period of three years following the time that such stockholder became an interested stockholder, unless:

●	the board of directors of the corporation approves either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder, prior to the time the interested stockholder attained that status;

●	upon the closing of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding, for purposes of determining the number of shares outstanding, those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●	at or subsequent to such time, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

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With certain exceptions, an “interested stockholder” is a person or group who or which owns 15% or more of the corporation’s outstanding voting stock (including any rights to acquire stock pursuant to an option, warrant, agreement, arrangement, or understanding, or upon the exercise of conversion or exchange rights, and stock with respect to which the person has voting rights only), or is an affiliate or associate of the corporation and was the owner of 15% or more of such voting stock at any time within the previous three years.

In general, Section 203 defines a business combination to include:

●	any merger or consolidation involving the corporation and the interested stockholder;

●	any sale, transfer, pledge, or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

●	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

●	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

●	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges, or other financial benefits provided by or through the corporation.

A Delaware corporation may “opt out” of this provision with an express provision in its original certificate of incorporation or an express provision in its amended and restated certificate of incorporation or bylaws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares. However, we have not “opted out” of this provision. Section 203 could prohibit or delay mergers or other takeover or change-in-control attempts and, accordingly, may discourage attempts to acquire our company.

Size of the Board and Vacancies

Our by-laws provide that the exact number of directors is determined by resolution of the Board of Directors. Our Board of Directors has the right to fill any vacancies resulting from death, resignation, disqualification, or removal, as well as any newly created directorships arising from an increase in the size of the Board of Directors.

Amendment of Charter Provisions

The affirmative vote of the holders of at least a majority of the voting power of all then outstanding shares of our voting stock, voting together as a single class, is required to, among other things, amend, alter, change, or repeal certain provisions of our certificate of incorporation, as amended. Our by-laws may only be amended (or new by-laws adopted) by the Board of Directors or the affirmative vote of the holders of at least a majority of the voting power of all then outstanding shares of our voting stock represented in person or by proxy at the meeting at which the amendment is voted on.

Undesignated Preferred Stock

Following the filing of the amended and restated certificate of incorporation, we could issue preferred stock that could have other rights, including economic rights senior to our common stock, so that the issuance of the preferred stock could adversely affect the market value of our common stock. The issuance of the preferred stock may also have the effect of delaying, deferring, or preventing a change in control of our company without any action by the stockholders. The effects of issuing preferred stock could include one or more of the following:

●	restricting dividends on the common stock;

●	diluting the voting power of the common stock;

●	impairing the liquidation rights of the common stock; or

●	discouraging, delaying, or preventing changes in control or management of our company.

Transfer Agent

The transfer agent and registrar for our common stock is Securities Transfer Corporation. Its telephone number is (469) 633-0101.

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PLAN OF DISTRIBUTION

Pursuant to the ATM Sales Agreement, we may issue and sell from time to time shares of our common stock having an aggregate gross sales price of up to $100,000,000 through the Sales Agents, acting as sales agents or principals, subject to certain limitations. The ATM Sales Agreement has been filed with the SEC and is incorporated by reference into this prospectus. This is a brief summary of the material terms of the ATM Sales Agreement and does not purport to be a complete statement of its terms and conditions.

Each time that we wish to sell common stock under the ATM Sales Agreement, we will provide an agent designated by the Company as sole executing agent with a placement notice describing the number or dollar value of shares to be issued, the time period during which sales are requested to be made, any limitation on the number of shares that may be sold in any one day, and any minimum price below which sales may not be made.

Upon receipt of a placement notice from us, and subject to the terms and conditions of the ATM Sales Agreement, the Sales Agents have agreed to use their commercially reasonable efforts consistent with their normal trading and sales practices and applicable state and federal laws, rules, and regulations, and the rules of Nasdaq to sell such shares up to the amount specified. The settlement between us and the Sales Agents of each sale will occur on the second trading day following the date on which the sale was made or on some other date that is agreed upon by us and the Sales Agents in connection with a particular transaction. The obligation of the Sales Agents under the ATM Sales Agreement to sell our common stock pursuant to a placement notice is subject to a number of conditions.

We will pay the Sales Agents a commission of up to 3.5% of the gross proceeds of the sale price per share under the ATM Sales Agreement. The Sales Agents may also receive customary brokerage commissions from purchasers of the common stock in compliance with FINRA Rule 2121. The Sales Agents may effect sales to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the Sales Agents and/or purchasers of shares of common stock for whom they may act as agents or to whom they may sell as principal. In addition, we have agreed to reimburse legal expenses of the Sales Agents in an amount not to exceed $75,000 in connection with entering into the ATM Sales Agreement plus up to $5,000 per calendar quarter and $25,000 in connection with any filing of an additional prospectus supplement which constitutes a Prospectus Supplement (as defined in the Sales Agreement). We estimate that the total expenses for the offering, excluding compensation and reimbursements payable to the Sales Agents under the terms of the ATM Sales Agreement, will be approximately $100,000.

The actual proceeds to us will vary depending on the number of shares sold and the prices of such sales. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions, and proceeds to us, if any, are not determinable at this time.

In connection with the sale of our common stock contemplated in this prospectus, the Sales Agents will each be deemed to be “underwriter” within the meaning of the Securities Act, and the compensation paid to the Sales Agents will be deemed to be underwriting commissions or discounts. We have agreed to indemnify the Sales Agents against certain civil liabilities, including liabilities under the Securities Act.

Sales of our common stock as contemplated in this prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and the Sales Agents may agree upon. There is no arrangement for funds to be received in escrow, trust, or similar arrangement.

The offering of our common stock pursuant to the ATM Sales Agreement will terminate on the earlier of (1) the issuance and sale of all of our common stock subject to the ATM Sales Agreement, or (2) termination of the ATM Sales Agreement by us or the Sales Agents.

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LEGAL MATTERS

The validity of the securities that may be offered hereby will be passed upon for us by Greenberg Traurig, LLP, Phoenix, Arizona. The Sales Agents are being represented by Blank Rome LLP.

EXPERTS

Our consolidated financial statements of December 31, 2021 and 2020, and for each of the years in the two-year period ended December 31, 2021, have been incorporated by reference herein and in the registration statement in reliance upon the reports of Semple, Marchal & Cooper, LLP, independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the common stock we are offering by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information pertaining to us and our common stock, you should refer to the registration statement and to its exhibits. Whenever we make reference in this prospectus to any of our contracts, agreements, or other documents, the references are not necessarily complete, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement, or other document.

We are subject to the information requirements of the Exchange Act and file annual, quarterly, and special reports, proxy statements, and other information with the SEC. We file many of our documents electronically with the SEC, and you may access those documents over the Internet. The SEC maintains a web site that contains reports, proxy, and information statements and other information regarding issuers that file electronically with the SEC. The address of the SEC’s website is www.sec.gov. Documents we have filed with the SEC are also available on our website through the investor link at www.cerberussentinel.com. Information contained on our website does not constitute a part of this prospectus and is not incorporated by reference herein.

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INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus the information we file with the SEC. This helps us disclose certain important information to you by referring you to the documents we file. The information we incorporate by reference is an important part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. We incorporate by reference each of the documents listed below.

●	our Annual Report on Form 10-K for the year ended December 31, 2021; and

●	the description of our common stock contained in our registration statement on Form 8-A filed under the Exchange Act on January 13, 2022, including any amendment or reports filed for the purpose of updating such description (including as Exhibit 4.2 to our Annual Report on Form 10-K for the year ended December 31, 2021).

All filings by our company pursuant to the Exchange Act subsequent to the date hereof and prior to effectiveness of this registration statement are incorporated in this registration statement and deemed to be a part hereof from the date of filing of such documents or reports. In addition, all documents and reports filed by our company subsequent to the date hereof pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents or reports. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

We will provide each person to whom this prospectus is delivered a copy of all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. You may obtain copies of these filings, at no cost, through the “Investor” section of our website (www.cerberussentinel.com), and you may request copies of these filings, at no cost, by writing or telephoning us at:

Cerberus Cyber Sentinel Corporation
Attention: Secretary
6900 E. Camelback Road, Suite 240
Scottsdale, Arizona 85251
Telephone: (480) 389-3444

The information contained on our website is not a part of this prospectus.

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$100,000,000

Common Stock

PROSPECTUS

B. RILEY SECURITIES	STIFEL	BOUSTEAD SECURITIES, LLC

                 , 2022

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the various expenses in connection with the registration of the securities offered hereby. We will bear all of these expenses. All amounts are estimated except for the SEC registration fee:

Item	Amount
SEC registration fee		$27,810
FINRA filing fee	$	*
Legal fees and expenses		*
Accounting fees and expenses		*
Printing and related expenses		*
Miscellaneous		*
Total	$	*

*	The amount of securities and number of offerings are indeterminable and the expenses cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law permits, in general, a Delaware corporation to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation) by reason of the fact that he or she is or was a director or officer of the corporation, or served another business enterprise in any capacity at the request of the corporation, against liability incurred in connection with such proceeding, including the expenses (including attorney’s fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with such proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, in criminal actions or proceedings, additionally had no reasonable cause to believe that his or her conduct was unlawful. A Delaware corporation’s power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit, provided that no indemnification shall be provided in such actions in the event of any adjudication of negligence or misconduct in the performance of such person’s duties to the corporation, unless a court believes that in light of all the circumstances indemnification should apply. Section 145 of the Delaware General Corporation Law also permits, in general, a Delaware corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or served another entity in any capacity at the request of the corporation, against liability incurred by such person in such capacity, whether or not the corporation would have the power to indemnify such person against such liability.

We have obtained insurance covering our directors and officers against losses and insuring us against certain of our obligations to indemnify our directors and officers.

Our by-laws provide that we shall indemnify each of our directors and officers, to the maximum extent permitted from time to time by law, against all expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by reason of the fact that he or she is a director or officer.

This right of indemnification conferred in our by-laws is not exclusive of any other right.

In addition, our certificate of incorporation, as amended, includes a provision that eliminates the personal liability of our directors for monetary damages for breach of their fiduciary duty as directors to the extent permitted by Section 102 of the Delaware General Corporation Law.

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These indemnification provisions may be sufficiently broad to permit indemnification of our directors and officers for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

Item 16.	Exhibits

The following Exhibits are filed herewith or incorporated herein by reference:

1.1	Form of Underwriting Agreement or Purchase Agreement*

1.2	At Market Issuance Sales Agreement, dated June 14, 2022 by and among the Registrant, B. Riley Securities, Inc., Stifel, Nicolaus & Company, Incorporated, and Boustead Securities, LLC

3.1	Certificate of Incorporation of the Registrant, dated March 4, 2019, filed as Exhibit 3.1 to our Registration Statement on Form 10-12G filed on October 2, 2019 and incorporated herein by reference

3.1(a)	Certificate of Amendment of Certificate of Incorporation of the Registrant, dated April 12, 2019, filed as Exhibit 3.2 to our Registration Statement on Form 10-12G filed on October 2, 2019 and incorporated herein by reference

3.1(b)	Certificate of Amendment of Certificate of Incorporation of the Registrant, dated September 25, 2019, filed as Exhibit 3.3 to our Registration Statement on Form 10-12G filed on October 2, 2019 and incorporated herein by reference

3.2	Form of Amended and Restated Certificate of Incorporation of the Registrant

3.3	By-laws of the Registrant filed as Exhibit 3.4 to our Registration Statement on Form 10-12G filed on October 2, 2019 and incorporated herein by reference

4.1	Form of Indenture

4.2	Form of Common Stock Certificate of the Registrant filed as Exhibit 4.1 to our Annual Report on Form 10-K filed on March 30, 2020 and incorporated herein by reference

4.3	Specimen certificate for shares of Preferred Stock*

4.4	Form of Depositary Shares*

4.5	Form of Warrant*

4.6	Form of Stock Purchase Contract*

4.7	Form of Senior Debt Security*

4.8	Form of Subordinated Debt Security*

4.9	Form of Unit Agreement*

5.1	Opinion of Greenberg Traurig, LLP relating to base prospectus

5.2	Opinion of Greenberg Traurig, LLP relating to sales agreement prospectus

21.1	Subsidiaries of the Registrant filed as Exhibit 22.1 to our Annual Report on Form 10-K filed on April 15, 2022 and incorporated herein by reference

23.1	Consent of Greenberg Traurig, LLP (included in Exhibit 5.1)

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23.2	Consent of Greenberg Traurig, LLP (included in Exhibit 5.2)

23.2	Consent of Semple, Marchal & Cooper LLP, an independent registered public accounting firm.

24.1	Power of Attorney (included in the signature page to this Registration Statement).

25.1	Form T-1 Statement of Eligibility of Trustee under Indenture for Senior Debt Securities under the Trust Indenture Act of 1939, as amended.**

25.2	Form T-1 Statement of Eligibility of Trustee under Indenture for Subordinated Debt Securities under the Trust Indenture Act of 1939, as amended.**

107	Filing Fee Table

*	To be filed, if necessary, by post-effective amendment to this registration statement or as an exhibit to a current report of the registrant on Form 8-K and incorporated herein by reference.

**	To be incorporated herein by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939.

Item 17.	Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;

Provided, however, That Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415 (a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in an offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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(b)	The undersigned registrant hereby further undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(j)	The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Scottsdale, Arizona, on this 14th day of June, 2022.

CERBERUS CYBER SENTINEL CORPORATION

By:	/s/ David G. Jemmett
David G. Jemmett
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints David G. Jemmett and Debra L. Smith, jointly and severally, his or her true and lawful attorneys-in-fact and agents with full powers of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all supplements amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on the dates indicated by the following persons in the capacities indicated.

SIGNATURE	TITLE	DATE

/s/ David G. Jemmett	Chief Executive Officer and Director (Principal	June 14, 2022
David G. Jemmett	Executive Officer)

/s/ Debra L. Smith	Chief Financial Officer (Principal Financial and	June 14, 2022
Debra L. Smith	Accounting Officer)

/s/ Ashley N. Devoto	Chief Information Security Officers and Director	June 14, 2022
Ashley N. Devoto

/s/ Reid S. Holbrook	Director	June 14, 2022
Reid S. Holbrook

/s/ Andrew K. McCain	Director	June 14, 2022
Andrew K. McCain

/s/ Ret. General Robert C. Oaks	Director	June 14, 2022
Ret. General Robert C. Oaks

/s/ Stephen H. Scott, Jr.	Director	June 14, 2022
Stephen H. Scott, Jr.

/s/ Ernest M. (Kiki) Van De Weghe, III	Director	June 14, 2022
Ernest M. (Kiki) Van De Weghe, III

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